Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

ARTISAN COMPONENTS, INC.,

VENICE ACQUISITION CORP.

AND

NURLOGIC DESIGN, INC.

Dated as of October 18, 2002

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Voting Agreement

Exhibit B	Form of Affiliate Agreement

Exhibit C-1	Form of Invention Assignment and Nondisclosure Agreement

Exhibit C-2	Form of Founder Agreement

Exhibit D	Form of Merger Agreement

Exhibit E	Form of Surviving Company Certificate of Incorporation

Exhibit F	Form of Declaration of Registration Rights

Exhibit G	Form of Wilson Sonsini Goodrich & Rosati Opinion

Exhibit H	Form of Stradling Yocca Carlson & Rauth Opinion

Exhibit I	Form of Escrow Agreement

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INDEX OF SCHEDULES

Schedule	Description
2.3(a)	Shareholder and Warrant Holder List
2.3(b)	Option Holder List
2.5	Conflicts
2.6	Governmental and Third Party Consents
2.8	Undisclosed Liabilities
2.9	No Changes
2.10	Tax Returns and Audits
2.12(a)	Leased Real Property
2.12(b)	Liens on Property
2.12(c)	Equipment
2.13	Government Authorizations
2.14(b)	Registered Intellectual Property Rights
2.14(c)	IP Actions To Be Taken Within 120 Days of Closing Date; Special Status
2.14(h)	Intellectual Property In-Licenses
2.14(j)	Form of Proprietary Information, Confidentiality and Assignment Agreement
2.14(k)	Third Party Ownership Rights to Licensed Technology or Intellectual Property
2.14(m)	Form of “Shrink-Wrap” License; Outbound Licenses
2.14(n)	Intellectual Property Obligations
2.14(t)	Necessary Technology and Intellectual Property Rights
2.15	Product Warranties and Standard Forms of Agreements
2.16(a)	Agreements, Contracts and Commitments
2.16(b)	Breaches
2.17	Interested Party Transactions
2.19	Litigation
2.22	Hazardous Materials and Environmental Matters
2.23	Brokers/Finders Fees
2.24(b)	Employee Benefit Plans and Employees
2.24(d)	Employee Plan Compliance
2.24(g)	Post-Employment Obligations
2.24(i)(i)	Effect of Transaction
2.24(i)(ii)	Excess Parachute Payments
2.24(j)	Officers, Directors and Employees
2.24(k)	Labor
2.25	Bank Accounts
6.16	Company Shareholders to Sign Voting Agreement
6.17	Persons to Sign Invention Assignment and Nondisclosure Agreements and Founder Agreements, as applicable

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AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of October 18, 2002 among Artisan Components, Inc., a Delaware corporation (“Parent”), Venice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), NurLogic Design, Inc., a California corporation (the “Company”), and William R. Peavey (the “Securityholder Agent”).

RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Company with and into the Merger Sub in accordance with this Agreement, the California Corporations Code (“California Law”) and the Delaware General Corporation Law (“Delaware Law”). Upon consummation of the Merger, the Company will cease to exist, and the Merger Sub will remain a wholly owned subsidiary of Parent.

B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). For accounting purposes, it is intended that the Merger be treated as a “purchase.”

C. The Board of Directors of the Company has (i) determined that the Merger is consistent with and in furtherance of the long-term strategy of the Company and fair to, and in the best interests of, the Company and its shareholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to unanimously recommend that the shareholders of the Company adopt and approve the principal terms of this Agreement and approve the Merger.

D. The respective Boards of Directors of Parent and Merger Sub have approved this Agreement and the Merger.

E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each of the shareholders of the Company listed on Schedule 6.16 hereto and Company Affiliates (including but not limited to, the executive officers and directors of the Company and all shareholders affiliated with those officers and directors) is entering into a Voting Agreement substantially in the form attached hereto as Exhibit A (the “Voting Agreement”) and an Affiliate Agreement substantially in the form attached hereto as Exhibit B (the “Affiliate Agreement”), respectively.

F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, each of the employees of the Company listed on Schedule 6.17 hereto (the “Key Employees”) is entering into Invention Assignment and Nondisclosure Agreements substantially in the form attached hereto as Exhibit C-1 or Founder Agreements substantially in the form attached hereto as Exhibit C-2 (the “Founder Agreements”), as applicable.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and California Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The Merger Sub as the surviving corporation after the Merger is referred to hereinafter sometimes as the “Surviving Corporation.”

1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the “Closing”) will take place as promptly as practicable, but no later than three business days, following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Merger Agreement, in substantially the form attached hereto as Exhibit D (the “Merger Agreement”), with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of California Law and Delaware Law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the “Effective Time”). Merger Sub and the Company shall take such other actions as required to effect the Merger pursuant to the relevant provisions of the California Law and Delaware Law.

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation; Bylaws.

(a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub substantially in the form attached hereto as Exhibit E until thereafter amended as provided by law and such Certificate of Incorporation.

(b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

1.6 Aggregate Merger Consideration; Effect on Capital Stock. The value of the aggregate Merger consideration shall be $21 million, subject to the adjustment as provided in Section 1.6(k) hereof (the “Aggregate Consideration”), and shall consist of Common Stock, $.001 par value per share and related preferred share purchase rights (collectively, the “Parent Common Stock”) and cash. The portion of the Aggregate Consideration consisting of Parent Common Stock and cash shall be referred to hereinafter as the “Stock Consideration” and the “Cash Consideration,” respectively. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company, the holder of any shares of outstanding capital stock of the Company (“Company Capital Stock”) or the holder of any options to acquire or receive shares of Company Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in the Articles of Incorporation of the Company, as amended through the date hereof):

(a) Conversion of Company Common Stock. Each share of common stock of the Company, no par value (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(e) and any “Dissenting Shares” (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive cash in the amount of $0.44 (the “Common Cash Consideration”) and that number of shares of Parent Common Stock equal to the Options Exchange Ratio (as defined in Section 1.6(c) below), less the quotient obtained by dividing $0.44 by the Average Closing Price (the “Common Exchange Ratio”). For the purposes of this Agreement, the “Average Closing Price” shall mean the weighted average sales prices of the Parent Common Stock for the 10 trading days ending on and including the second day prior to the Closing Date.

(b) Conversion of Company Preferred Stock. Each share of preferred stock of the Company, no par value (“Company Preferred Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Preferred Stock to be canceled pursuant to Section 1.6(e) and any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive a total consideration (the “Preferred Consideration”) of $10.296 per share consisting of cash of $4.576 (the “Preferred Cash Consideration”) and that number of shares of Parent Common Stock equal to the quotient obtained by dividing $5.72 by the Average Closing Price calculated to the fourth decimal (the “Preferred Exchange Ratio”).

(c) Conversion of Company Options. Each option to acquire one share of Company Common Stock (a “Company Option” and collectively, “Company Options”) granted immediately prior to the Effective Time (other than any Company Options to be canceled pursuant to Section 1.6(e)) will remain outstanding and be converted automatically into the right to receive an option to purchase that number of shares of Parent Common Stock (calculated to the fourth decimal)

equal to the quotient obtained by dividing (x) the quotient obtained by dividing (A) the sum of the Aggregate Consideration, plus the sum of the exercise prices for all Company Options outstanding, minus the aggregate of the Preferred Consideration, by (B) the sum of the number of shares of Company Common Stock outstanding as of the date hereof, plus the number of Company Options outstanding, by (y) the Average Closing Price (the “Options Exchange Ratio”).

(d) Escrow. Twenty percent (20%) of the Aggregate Consideration in the form of Stock Consideration to be issued to the holders of Company Common Stock at the Effective Time pursuant to Section 1.6(a) hereof shall be held in escrow (the “Escrow Amount”) pursuant to Article VIII of this Agreement, subject to certain exceptions set forth in Section 8.2(a) hereof, to compensate Parent and its affiliates (including the Surviving Corporation) for any “Losses” (as defined in Section 8.2 hereof) incurred in connection with this Agreement and the transactions contemplated hereby.

(e) Cancellation of Parent-Owned and Company-Owned Stock. Other than as set forth in this Agreement and the Merger Agreement, each share of or right to acquire Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(f) Stock Options. At the Effective Time, Company Options then outstanding (whether or not exercisable at such time) under the Company’s 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Option Plans”) or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

(i) Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option agreement governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable (in the event of full vesting) upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Options Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Options Exchange Ratio, rounded up to the nearest whole cent.

(ii) In the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code (“qualified stock option”), the option price, the number of shares purchasable pursuant to such assumed Parent Common Stock option and the terms and conditions of exercise of such assumed Parent Common Stock option shall be determined in order to comply with Section 424(a) of the Code.

(iii) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders’ rights pursuant to the Option Plan, and the agreements evidencing the grants of such Company Options shall be deemed to be appropriately amended so that such Company Options shall represent rights to acquire Parent Common Stock on the same terms and conditions as contained in the outstanding Company Options (subject to the adjustments required by this Section 1.6(f) after giving effect to the assumption by Parent as set forth above). Parent shall comply with the terms of the Option Plans and use good faith efforts to ensure, to the extent permitted by the Code and to the extent required by, and subject to the provisions of, the Option Plans, that Company Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Parent after the Effective Time.

(iv) Notwithstanding anything to the contrary in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with this Section 1.6(f), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially similar replacement stock options in substitution therefor pursuant to a stock option plan of Parent, which is substantially similar to the applicable Option Plan.

(g) Preferred Warrant. To the extent the warrant to purchase 10,000 shares of Company Preferred Stock (the “Preferred Warrant”) remains exercisable immediately prior to the Effective Time, the Preferred Warrant shall, in connection with the Merger, be terminated and shall not be assumed by Parent. After the Effective Time, any unexercised portion of the Preferred Warrant shall not represent any right to purchase any Company Capital Stock or any Parent Common Stock.

(h) Convertible Debt. To the extent there is debt of the Company that is convertible into Company Capital Stock (the “Convertible Debt”) immediately prior to the Effective Time, the Convertible Debt shall, in connection with the Merger, be canceled and will no longer be a debt obligation of the Parent or the Company. After the Effective Time, any unconverted portion of the Convertible Debt shall not represent any right to purchase any Company Capital Stock or any Parent Common Stock.

(i) Adjustments to Exchange Ratios. The Aggregate Consideration assumes that 437,063 shares of Company Preferred Stock (assuming the cancellation of the Preferred Warrant), 5,754,279 shares of Company Common Stock and Company Options to acquire 4,155,951 shares of Company Common Stock are outstanding as of the Closing Date. In the event that the actual capitalization of the Company differs from the foregoing in any respect, the number of Parent Common Stock into which the Company Common Stock, Company Preferred Stock and Company Options will convert, respectively (the “Per Share Amount”), shall be adjusted proportionately. In addition, the respective Per Share Amount shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

(j) Fractional Shares. No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Closing Price.

(k) Adjustment to Aggregate Consideration. The value of the Aggregate Consideration shall be reduced, and the Common Cash Consideration shall be proportionately adjusted, by the amount by which the Cash Balance of the Company is less than $0 at the Effective Time. For purposes hereof, the “Cash Balance” of the Company shall mean (i) the Company’s cash and cash equivalents at the Effective Time (determined in accordance with generally accepted accounting principles, and based on the continued operations of the Company in the ordinary course of business consistent with past practices), plus (ii) amounts remitted to the Company in repayment of the loans listed on Schedule 2.17 hereto, minus (iii) accrued and unpaid fees and expenses of Company legal counsel, financial advisers and independent accountants relating to this Agreement and the consummation of the transactions contemplated hereunder, minus (iv) accrued and unpaid change in control and bonus payments to Mr. William R. Peavey pursuant to that certain Employment Agreement between the Company and Mr. Peavey dated April 30, 2002, and minus (v) the amount owed by the Company at the Effective Time under the Loan and Security Agreement dated May 31, 2002 between the Company and Silicon Valley Bank.

1.7 Dissenters’ Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected dissenters’ rights for such shares in accordance with Chapter 13 of the California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters’ rights (“Dissenting Shares”), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

(b) Notwithstanding the provisions of Sections 1.6(a) and (b) hereof, if any holder of shares of Company Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash as provided in Section 1.6(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

(c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of Parent, which will not be unreasonably withheld, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

1.8 Surrender of Certificates.

(a) Exchange Agent. Prior to the Effective Time, Parent shall designate EquiServe Trust Company, N.A. to act as exchange agent (the “Exchange Agent”) in the Merger.

(b) Parent to Provide Parent Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable and the Cash Consideration payable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the holders of Company Capital Stock, and pursuant to Article VIII hereof, Parent shall deposit into an escrow account a number of shares of Parent Common Stock and a portion of the Cash Consideration equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock and cash otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be as set forth in Section 8.2(a) hereof.

(c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock and a portion of the Cash Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may agree) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and a portion of the Cash Consideration. Upon the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder’s behalf pursuant to Article VIII hereof), plus a portion of the Cash Consideration in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. On the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii), such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and a portion of the Cash Consideration into which such shares of Company Capital Stock shall have been so converted in accordance with Section 1.6.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued and any Cash Consideration is to be paid is in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock and any payment of any Cash Consideration in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock or recipient of any Cash Consideration for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9 No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued and all payments of Cash Consideration upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect of any fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and a portion of the Cash Consideration as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368(a) of the Code) and (b) qualify for accounting treatment as a “purchase.”

1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter dated as of the date hereof and referencing a specific representation supplied by the Company to Parent (the “Company Schedules”), as follows:

2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and to perform its obligations under any Contracts (as such term is defined in Section 2.16 hereto) by which it is bound. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations or prospects of the Company (hereinafter referred to as a “Material Adverse Effect”). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Such Articles of Incorporation and Bylaws are in full force and effect. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

2.2 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned, directly or indirectly, any shares of capital stock or any equity, debt or similar interest in or any interest convertible, exchangeable or exercisable for any equity, debt or similar interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has not agreed nor is the Company obligated to make or be bound by any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

2.3 Company Capital Structure.

(a) The authorized capital stock of the Company consists of 15,000,000 shares of authorized Common Stock, of which 5,754,279 shares are issued and outstanding, and 5,000,000 shares of authorized Preferred Stock (the “Preferred Stock”) of which 875,000 shares have been designated as Series A Preferred Stock and 437,063 shares of Series A Preferred Stock are issued and outstanding. The Company has reserved 10,000 shares of Company Preferred Stock for issuance upon exercise of the Preferred Warrant. Schedule 2.3(a) of the Company Schedules sets forth the name of the holder of the Preferred Warrant and exercise price of such Warrant. The Company Capital Stock, including all shares subject to the Company’s right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.3(a) of the Company Schedules. Schedule 2.3(a) of the Company Schedules also indicates for each Company shareholder (i) the share certificate numbers held by such person and (ii) whether any shares of Company Capital Stock held by such shareholder are subject to a repurchase right in favor of the Company, the lapsing schedule for any such restricted shares, including the extent to which any such repurchase right has lapsed as of the date of this Agreement and whether (and to what extent) the lapsing will be accelerated by the transactions contemplated by this Agreement. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All preferential rights of the Company Preferred Stock in connection with the sale of substantially all of the assets of the Company or a merger involving the Company are set forth in the Articles of Incorporation of the Company. All issued and outstanding shares of Company Capital Stock have been offered, sold and delivered by the Company in compliance with applicable federal and state securities laws and the Preferred Warrant has been offered, issued and delivered in compliance with applicable federal and state securities laws and all requirements set forth in applicable contracts, agreements and instruments. The holder of the Preferred Warrant has been or will be given, or shall have properly waived, any required notice prior to the Merger.

(b) The Company has reserved 3,930,871 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plans, and 574,920 shares remain available for future grant. Schedule 2.3(b) of the Company Schedules sets forth each outstanding Company Option, including the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an employee of the Company, the status of the option as either an incentive stock option under Section 422 of the Code or a nonstatutory stock option, the date of grant or issuance of such option, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Company has made available to Parent accurate and complete copies of all Option Plans pursuant to which the Company has granted such Company Options that are currently outstanding and all stock option agreements evidencing such Company Options. Except as set forth in Section 2.3(b) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the Merger. All issued and outstanding Company Options have been offered, issued and delivered in compliance with applicable federal and state securities laws and all requirements set forth in applicable contracts, agreements and instruments. All shares of Company Common Stock subject to the issuance aforesaid, upon issuance in accordance with the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

(c) There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d) As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights agreements, no voting trust, proxy or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company.

2.4 Authority. Subject only to the requisite approval of the Merger and the principal terms of this Agreement by the Company’s shareholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company’s shareholders to duly approve the principal terms of this Agreement and the Merger is that number of shares as would constitute a majority of (i) the outstanding shares of the Company Common Stock and the Series A Preferred Stock, voting together as a single class (with each share of Series A Preferred Stock being entitled to a number of votes equal to the number of whole shares of Company Common Stock into which such share of Series A Preferred Stock could be converted on the record date for the vote) and (ii) the Series A Preferred Stock voting as a separate class. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the principal terms of this Agreement and the Merger by the Company’s shareholders. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general equitable principles.

2.5 No Conflict. Assuming that all consents, waivers, approvals, orders, authorizations, registrations, declarations and filings have been duly made or obtained as contemplated by Section 2.6 hereof, subject only to the approval of the principal terms of this Agreement and the Merger by the Company’s shareholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or require any consent, waiver or approval to continue to enjoy the benefits under (any such event, a “Conflict”) (a) any provision of the

Articles of Incorporation or Bylaws of the Company, as amended or (b) to the Company’s Knowledge, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. For the purposes of this Agreement, “Knowledge” shall mean, with respect to any matter in question, actual knowledge of a such matter of any director, executive officer or founder of the Company. Any such individual shall be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such individual has actual knowledge of such fact, circumstance, event or other matter; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the Company that would reasonably be expected to be reviewed by a person who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

2.6 Consents. To the Company’s Knowledge, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Company, except for (a) the filing of the Merger Agreement with the California Secretary of State, (b) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (c) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.6.

2.7 Company Financial Statements. The Company has delivered previously to the Parent true and correct copies of the Company’s audited financial statements as of May 31, 2001 and 2002 (the “Company Year-End Financials”) and the Company’s unaudited financial statements as of August 31, 2002 (the “Company Interim Financials,” and collectively with the Company Year-End Financials, the “Company Financials”). Except as set forth on Schedule 2.7 hereto, the Company Year-End Financials and the Company Interim Financials are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (other than the provision of notes to the financial statements for quarterly periods) and are consistent with each other. The Company Year-End Financials and Company Interim Financials present fairly the financial condition of the Company as of the dates thereof and the operating results during the period indicated therein (subject, in the case of unaudited financial statements, to audit adjustments). The Company’s unaudited balance sheet as of August 31, 2002 shall be referred to herein as the “Current Company Balance Sheet.”

2.8 No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (a) has not been reflected in the Current Company Balance Sheet or (b) has not arisen in the ordinary course of the Company’s business since May 31, 2002, consistent with past practices, none of which is material to the business, results of operations, prospects or financial condition of the Company.

2.9 No Changes. Since May 31, 2002 and through the date of this Agreement the Company has not taken any of the actions set forth in Section 5.1 hereof.

2.10 Tax and Other Returns and Reports.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or, collectively, “Taxes,” means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits.

(i) The Company has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

(ii) The Company: (A) has paid timely all material Taxes it is required to pay and (B) has timely withheld (and paid over to the appropriate governmental authorities) with respect to its employees or any third party all material federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

(iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

(iv) To the Knowledge of the Company, no audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

(v) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved against in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Company Balance Sheet other than in the ordinary course of business consistent with past practice.

(vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Returns for all periods since the date of Company’s incorporation.

(vii) To the Knowledge of the Company, there are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, “Liens”) on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable as of such time.

(viii) To the Knowledge of the Company, there is no reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

(ix) There is no contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162(m) of the Code.

(x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(xi) The Company has (a) never been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes and (d) never been a party to any Tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreements.

(xii) The Company is not, and has not been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(xiii) No adjustment or deficiency relating to any Return filed or required to be filed by the Company has been proposed in writing or, to the knowledge of the Company, informally by any Tax authority to the Company or any representative thereof except proposed adjustments or deficiencies that have been resolved prior to the date hereof.

(xiv) The Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

2.11 Restrictions on Business Activities. There is no agreement (noncompetition or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

(a) The Company does not own any real property, nor has it ever owned any real property. Schedule 2.12(a) sets forth a list of all real property currently leased or subleased by or from the Company, or otherwise occupied by the Company, the name of the lessor, master lessor, lessee and/or sublessee, as the case may be, and the date of the lease or sublease (collectively, “Leases”) and each amendment thereto (collectively, “Leased Properties”) and with respect to any current Leases, the aggregate annual rental and/or other fees payable under any such Leases. All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company’s knowledge, any other party. To the Company’s Knowledge, neither its operations on the Leased Properties, nor such Leased Properties, including improvements thereon, violates any applicable building code, zoning requirement, or classification or statute relating to the particular property or such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions. There are no other parties occupying, or with a right to occupy, the Leased Properties except as identified on Schedule 2.12(a).

(b) The Company has good and marketable title to, or, in the case of the Leased Properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or otherwise disclosed in Schedule 2.12(b) and except for Liens for taxes not yet due and payable, which, if required to be reflected, are reflected in the Company Financials, and such non-monetary imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

(c) Schedule 2.12(c) lists all tangible items of equipment, machinery, furniture, fixtures and tangible personal property (the “Equipment”) owned or leased by the Company. Except for property acquired or leased after the date hereof in accordance with Section 5.1 of this Agreement, the Equipment, as listed on Schedule 2.12(c), (i) constitutes all of the tangible assets of the Company, (ii) is adequate for the conduct of the business of the Company as currently conducted and (iii) is in good operating condition, regularly and properly maintained, subject to normal wear and tear and reasonably fit and usable for the purposes for which they are being used.

(d) The Company has not sold or otherwise released for distribution any of its customer files and other customer information relating to the Company’s current and former customers (the “Company Customer Information”). No person other than the Company possesses any claims or rights with respect to use of the Company Customer Information.

2.13 Governmental Authorization. Schedule 2.13 accurately lists each material consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (a) pursuant to which the Company currently operates or holds any interest in any of its properties or (b) which is required for the operation of its business or the holding of any such interest (herein collectively called “Company Authorizations”). To the Company’s Knowledge, the Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets. The Company is in compliance with the terms of the Company Authorizations.

2.14 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Technology” shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and mask works; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) tools, methods and processes; and (F) all instantiations of the foregoing in any form and embodied in any media.

(ii) “Intellectual Property Rights” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (D) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology (“Maskworks”); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (G) all trade dress, trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world (“Trademarks”); (H) all World Wide Web addresses, domain names and sites and (I) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(iii) “Company Intellectual Property” shall mean any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by the Company.

(iv) “Registered Intellectual Property Rights” shall mean all United States, international and foreign: (A) Patents, to the extent issued or the subject of pending patent applications (provisional or otherwise); (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks and World Wide Web domain name registrations; (C) Copyright registrations and applications to register Copyrights; (D) Mask Work registrations and applications to register Mask Works; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

(b) Schedule 2.14(b) lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for by, the Company (the “Company Registered Intellectual Property Rights”) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

(c) Each item of Company Registered Intellectual Property Rights is subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Rights. To the Knowledge of the Company, there are no actions that it must take within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired any ownership of Technology or Intellectual Property Right from any person, the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer (subject to any statutory limits on transfer or rights of termination) all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the relevant Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. The Company has not claimed a particular status, including “Small Business Status,” in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

(d) The Company has no knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, and has no knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

(e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) the Company is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale, licensing, distribution or provision of any products or services by the Company; and (ii) the Company owns exclusively, and has good title to, all registered copyrights that are products of the Company or which the Company otherwise purports to own.

(f) All Company Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

(g) To the extent that any Technology used in the operation of the Company’s business has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party’s Intellectual Property Rights in such Technology by operation of law or by valid assignment.

(h) With the exception of “shrink-wrap” or similar widely-available commercial end-user licenses, all Technology used in or necessary to the conduct of Company’s business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned (subject to any statutory limits on transfer or rights of termination) all of their rights, including Intellectual Property Rights therein, to the Company, and no such third party owns or has any rights to any of the Company Intellectual Property.

(i) Subject to any statutory limits on transfer or rights of termination, all employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

(j) The Company has taken all commercially reasonable steps required to protect the Company’s rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as Schedule 2.14(j), and all current and former employees, consultants and contractors of the Company have executed such an agreement.

(k) No person who has licensed Technology or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Technology or Intellectual Property Rights.

(l) The Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other person.

(m) Other than inbound “shrink-wrap” and similar publicly available commercial binary code end-user licenses and outbound “shrink-wrap” licenses in the form set forth on Schedule 2.14(m), the contracts, licenses and agreements listed on Schedule 2.14(m) list all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights. The Company is not in breach of nor has the Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to the Company’s knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

(n) Schedule 2.14(n) lists all material contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

(o) To the Knowledge of the Company, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

(p) The operation of the business of the Company as it currently is conducted or is contemplated to be conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not and will not and will not when conducted by Parent and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity) relating to Technology or Intellectual Property or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefor) or otherwise implying any such infringement or misappropriation.

(q) To the Company’s knowledge, no person is infringing or misappropriating any Company Intellectual Property Right.

(r) No Company Intellectual Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

(s) To the Knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation (excluding laws relating to infringement of third-party Intellectual Property Rights).

(t) To the Knowledge of the Company, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which the Company is a party, will result in (i) either Parent’s or the Surviving Corporation’s granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either the Parent’s or the Surviving Corporation’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) either the Parent’s or the Surviving Corporation’s being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or Surviving Corporation, respectively, prior to the Closing.

(u) The Company is not the exclusive licensee of any Technology or Intellectual Property Rights.

2.15 Product Warranties; Defects; Liabilities. To the Knowledge of the Company, each Company Product has been in conformity with all applicable contractual commitments and all applicable express and implied warranties. The Company does not have any liability or obligation (and to the Company’s knowledge, there is no current reasonable basis for any or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations incurred in the ordinary course of business consistent with past practice which do not have a Material Adverse Effect on the Company. No Company Product is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable law. Schedule 2.15 includes a copy of the standard terms and conditions of sale, license or lease for each of the Company Products and copies of the Company’s standard forms of merchant agreements, portal agreements and professional services agreements.

2.16 Agreements, Contracts and Commitments. The Company does not have, is not a party to nor is it bound by:

(a) any collective bargaining agreements;

(b) any employment or consulting agreement, contract or commitment with any officer, director, employee or member of the Company’s Board of Directors, other than those that are terminable by the Company without liability of financial obligation of the Company;

(c) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

(d) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company;

(e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, or under which payments are required to be made by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(f) any fidelity or surety bond or completion bond;

(g) any lease of personal property having a value individually in excess of $10,000;

(h) any agreement of indemnification or guaranty, except for indemnification or guarantees provided in the ordinary course of business in connection with the sale of the Company’s products as set forth on Schedule 2.15;

(i) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

(j) any agreement relating to capital expenditures and involving future payments in excess of $25,000;

(k) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

(l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

(m) any purchase order or contract involving the expenditure by the Company of $25,000 or more for the Company’s products or $25,000 or more or otherwise;

(n) any construction contracts;

(o) any dealer, distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;

(p) any agreement pursuant to which the Company has granted or may be obligated to grant in the future, to any party a source code license or option or other right to use or acquire source code, including any agreements which provide for source code escrow arrangements;

(q) any sales representative, original equipment manufacturer, value added, remarketer or other agreement for distribution of the Company’s products or services or the products or services of any other person or entity;

(r) any agreement pursuant to which the Company has advanced or loaned any amount to any shareholder of the Company or any director, officer, employee or consultant other than business travel advances in the ordinary course of business consistent with past practice;

(s) any agreement to which Company is a party with respect to any Technology or Intellectual Property Rights;

(t) any settlement agreement entered into since the Company’s initial incorporation; or

(u) any other agreement that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.16(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.16(a), Schedule 2.14(m) or Schedule 2.14(n) (any such agreement, contract or commitment, a “Contract”). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.16(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

2.17 Interested Party Transactions. To the Company’s best knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any member of the immediate family of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (a) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (b) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (c) a beneficial interest in any Contract; provided, that ownership of less than five percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any entity” for purposes of this Section 2.17. Except as otherwise disclosed on Schedule 2.17, There are no receivables of the Company owing by any former or current director, officer, employee or consultant to the Company (or any member of the immediate family of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies and consistent with past practice). None of the Company shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company.

2.18 Compliance with Laws. To the Knowledge of the Company, it is not in conflict with, or in default or violation of any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties is bound or affected (including, without limitation, any such law, rule, regulation, order, judgment or decree relating to the export or import of goods or technology). No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or any of its officers, directors or employees, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company.

2.19 Litigation. There is no action, suit or proceeding of any nature pending or to the Company’s knowledge threatened against the Company, its properties or any of its officers, directors or employees, nor, to the knowledge of the Company, is there any reasonable basis therefor. Schedule 2.19 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. The Company has not received any notice of and has no reason to believe that any Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

2.20 Insurance. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds nor are there claims as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.21 Minute Books. The minute books of the Company made available to Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

2.22 Environmental Matters.

(a) Environmental Compliance. To the Knowledge of the Company, it (a) has obtained all applicable and permits, licenses and other authorizations that are required under Environmental Laws for the conduct of its business as currently conducted (“Environmental Permits”); (b) is in compliance with all material terms and conditions of such Environmental Permits, and also is in compliance in all material respects with all other laws, rules, regulations, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables applicable to the Company or its assets, or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (c) has not received written notice of any event, condition, circumstance, activity, practice, incident, action or plan which constitutes a violation of any Environmental Law applicable to the Company, any person or entity for which the Company is legally liable or any of the Company’s current or past locations or assets for that is reasonably likely to interfere with the conduct of business as currently conducted or prevent continued compliance with Environmental Laws applicable to the conduct of its business as currently conducted or that would reasonably be expected to give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law; (d) has not disposed of, released, discharged or emitted any Hazardous Materials into the soil, air, surface water, building materials or groundwater at any properties owned or leased at any time by the Company, or at any other property, or exposed any employee or other individual to any Hazardous Materials or condition in such a manner as would reasonably be expected to result in any material liability or result in any corrective or remedial action obligation; and (e) has taken all actions necessary under Environmental Laws to register any products or materials required to be registered by the Company (or any person for whom the Company has legal responsibility) thereunder. To the Knowledge of the Company, no Hazardous Materials are present in, on, under or in the vicinity of any properties owned, leased or used at any time (including both land and improvements thereon) by the Company so as to reasonably be expected to give rise to any liability or corrective or remedial obligation of the Company under any Environmental Laws or any contract binding on the Company. For the purposes of this Section 2.22, “Environmental Claim” means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials (b) any violation, or alleged violation, of any Environmental Laws, (c) the exposure of any person to a Hazardous Material or (d) the use, storage, disposal, discharge, transportation, emission, destruction, remediation or investigation of any Hazardous Material. “Environmental Laws” means all federal, state, local and foreign laws and regulations relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof or other substance which is or has been designated as a threat to health or the environment, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly, safely and legally maintained in accordance with Environmental Laws.

(b) Hazardous Materials Activities. The Hazardous Material Activities of the Company and its past or present subsidiaries (i) have been conducted in compliance with applicable Environmental Laws and (ii) have not resulted in the exposure of any person to a Hazardous Material in a manner which has or will cause an adverse health effect to said person. For the purpose of the foregoing “Hazardous Materials Activity” is the transportation, transfer, recycling, storage, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of any Hazardous Material or any product containing a Hazardous Material.

(c) Effect of Transaction. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee or which could impose upon the Company or any Subsidiary the obligation to obtain any additional Environmental Permit. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement (including without limitation, all so-called “ECRA” environmental clearances) which are required by any Governmental Authority in connection with the transactions contemplated by this Agreement have been obtained or will be obtained prior to the Closing at no cost to the Parent or the Company.

(d) Offsite Hazardous Material Disposal. The Company, its subsidiaries, and their respective agents, employees and contractors have transferred or released Hazardous Materials only to those disposal sites, transporters, recyclers, and handlers (“Disposal Site”) described on Schedule 2.22; and no action, proceeding, liability or claim exists or, to the actual and current knowledge of the Company, is threatened, against any Disposal Site or against the Company or any person or entity for which the Company is legally responsible with respect to any transfer or release of Hazardous Materials to a Disposal Site and there is no valid basis for such claim.

(e) Environmental Liabilities. The Company is not aware of any fact or circumstance, which could involve the Company, any of its past or present subsidiary, or any person or entity for which the Company is legally responsible in any environmental litigation or impose upon the Company, its past or present subsidiary, or any such person or entity any environmental liability.

(f) Disclosure of Environmental Matters. The Company has delivered to the Parent or made available for inspections by the Parent and its agents and employees all records concerning the Hazardous Materials Activities of the Company and its past and present subsidiaries and all environmental audits and environmental assessments of any current or past Company facility conducted at the request of, in the possession of, or otherwise available to the Company. The Company has complied with all environmental disclosure, facility closure, and clearance obligations imposed upon the Company with respect to this transaction or otherwise by applicable law.

2.23 Brokers’ and Finders’ Fees. Other than Morgan Stanley, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Set forth on Schedule 2.23 is a complete and accurate summary of all material terms for any written or oral agreements with respect to such fees.

2.24 Employee Matters and Benefit Plans.

(a) Definitions. With the exception of the definition of “Affiliate” set forth in Section 2.24(a)(i) below (such definition shall only apply to this Section 2.24 and Section 6.23 of this Agreement), for purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Affiliate” shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii) “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

(iii) “Company Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (as defined below) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee (as defined below), or with respect to which the Company or any Affiliate has or may have any liability or obligation;

(iv) “DOL” shall mean the United States Department of Labor.

(v) “Employee” shall mean any current, former, or retired employee, officer, director or consultant of the Company or any Affiliate;

(vi) “Employee Agreement” shall refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

(vii) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(viii) “FMLA” shall mean the Family Medical Leave Act of 1993, as amended;

(ix) “International Employee Plan” shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

(x) “IRS” shall mean the United States Internal Revenue Service;

(xi) “Multiemployer Plan” shall mean any “Pension Plan” (as defined below) which is a “multiemployer plan,” as defined in Section 3(37) of ERISA; and

(xii) “Pension Plan” shall refer to each Company Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(b) Schedule. Schedule 2.24(b) contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement or as required to maintain tax qualification), or to adopt or enter into any Company Employee Plan, Employee Agreement or International Employee Plan nor does it have any intention or commitment to do any of the foregoing.

(c) Documents. The Company has provided to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or DOL with respect to any such application or letter; (vii) all agreements, documents and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, if any; (viii) all communications, if any, material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence, if any, to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices presently being used (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, if any; (xii) discrimination tests, if any, for each Company Employee Plan for the three most recent plan years; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses, if any, prepared in connection with each Company Employee Plan.

(d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party with respect to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification and/or advisory letter, as applicable, from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has a remaining period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than the Option Plans) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code and (viii) no Employee has made a written request for the Company’s health insurance plan or flexible benefits plan summary plan descriptions, and to the Company’s knowledge, no Employee has made an oral request for such summary plan descriptions.

(e) Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan, which is subject to Title IV of ERISA or Section 412 of the Code.

(f) Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413(c) of the Code.

(g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

(h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women’s Health and Cancer Rights Act, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996 or any amendment to each such act or any similar provisions of state law applicable to its Employees.

(i) Effect of Transaction.

(i) Except as provided in Section 1.6 of this Agreement, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code.

(j) Employment Matters. Schedule 2.24(j) lists all current officers, directors and employees of the Company. The Company (i) is, to its Knowledge, in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees (including any immigration laws with respect to the same); (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy. Each person who is acting or has acted as a consultant to the Company is acting or acted as an “independent contractor” and could not, based on the facts and circumstances of his consultancy, reasonably be deemed to be or have been “employed” with the Company. Schedule 2.24(j) also sets forth all outstanding offers of employment, whether written or oral, made to any employee or prospective employee, which offer has not been rejected by the offeree.

(k) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

(l) International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in or contribute to any International Employee Plan.

(m) No Interference or Conflict. To the knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or that would interfere with the Company’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

2.25 Bank Accounts. Schedule 2.25 constitutes a full and complete list of all the bank accounts and safe deposit boxes of the Company, the number of each such account or box, and the names of the persons authorized to draw on such accounts or to access such boxes. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

2.26 Indemnification Obligations. The Company has no knowledge of any action, proceeding or other event pending or threatened against any officer or director of the Company which would give rise to any indemnification obligation of Company to its officers and directors under its Articles of Incorporation, Bylaws or any agreement between the Company and any of its officers or directors.

2.27 Board Approval. The Board of Directors of Company has, as of the date of this Agreement unanimously (a) approved and deemed advisable, subject to shareholder approval, this Agreement and the transactions contemplated hereby, (b) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and (c) recommended that the shareholders of Company approve the principal terms of this Agreement and approve the Merger.

2.28 Foreign Practices. None of Company, any of its officers or directors, or, to the Company’s knowledge, any employees, agents, distributors, representatives acting on behalf of the Company, has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (a) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised unlawfully to any such official or party for such purposed). The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. The Company has not otherwise taken any action that could cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the regulations thereunder, or any applicable legal requirements of similar effect.

2.29 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Organization of Parent and Merger Sub. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Parent or Merger Sub or the ability of either to consummate the transactions contemplated hereby.

3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (b) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or representation applicable to Parent or on which Parent’s business, financial condition or operations is substantially dependent, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a material adverse effect on Parent or Merger Sub. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby except for (a) the filing of the Merger Agreement with the Secretary of State of the State of Delaware or (b) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws. Parent is not required to obtain the approval of Parent’s stockholders of the principal terms of this Agreement and the Merger.

3.3 Parent Common Stock. The shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of Company Options assumed by Parent hereunder will, when issued and delivered in accordance with this Agreement, be duly authorized, validly issued, fully paid and non-assessable; provided, however, that the Parent Common Stock to be issued hereunder will be subject to restrictions on transfer under applicable federal and state securities laws.

3.4 SEC Filings; Parent Financial Statements.

(a) Parent has timely filed all forms, reports, registration statements and documents required to be filed by Parent with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof until the Closing) are referred to herein as the “Parent SEC Reports;” provided, that any Parent SEC Report shall be deemed to include all amendments to such report through the date hereof. As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements of Parent (including, in each case, the notes thereto), included in the Parent SEC Reports (the “Parent Financial Statements”), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto; (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (other than the provision of notes to the financial statements for quarterly periods); and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of Parent’s operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to audit adjustments). There has been no change in Parent’s accounting policies except as described in the notes to the Parent Financial Statements.

3.5 Parent Capital Structure. The authorized capital stock of the Parent consists of 50,000,000 shares of authorized Common Stock, $0.001 par value per share, of which 16,898,070, (rounded to the nearest thousand) shares were issued and outstanding as of August 31, 2002 and 5,000,000 shares of authorized Preferred Stock, par value $0.001 per share, of which 50,000 shares have been designated as Series A Participating Preferred Stock and of which no shares were issued and outstanding as of August 31, 2002.

3.6 Litigation. Other than as set forth in the Parent SEC Reports, there is no action, suit or proceeding of any nature pending or to the Parent’s knowledge threatened against the Parent, its properties or any of its officers, directors or employees, nor, to the knowledge of the Parent, is there any reasonable basis therefor.

3.7 No Material Adverse Change. Since the date of the balance sheet included in the Parent’s most recently filed Parent SEC Report, there has not occurred any material adverse change in the financial condition, liabilities, assets, business or results of operations of Parent. For purposes of this section, fluctuation in the trading price of Parent’s Common Stock, as reported by the Nasdaq National Market, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

3.8 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement unanimously (a) approved and deemed advisable this Agreement and the transactions contemplated hereby and (b) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders.

3.9 Merger Sub. All of the outstanding capital stock of Merger Sub is owned by Parent free and clear of any lien, claim or encumbrance or any agreement with respect thereto, since the date of its incorporation, Merger Sub has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Merger Agreement.

3.10 Brokers’ and Finders’ Fees. Other than RBC Capital Markets, the Parent and Merger Sub have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.11 Representations Complete. None of the information provided by the Parent or Merger Sub (including information incorporated by reference from Parent SEC Reports) for the purpose of making statements or furnishing in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to the principal terms of this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Parent or Merger Sub), contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

ARTICLE IV

SECURITIES ACT COMPLIANCE; REGISTRATION

4.1 Securities Act Exemption. In the event that the (i) Parent does not obtain a Section 3(a)(10) Permit (as defined in Section 6.1 hereof) or (ii) Parent, Company and the Securityholder Agent agree to withdraw the Parent’s application for such Section 3(a)(10) Permit, Parent and the Company agree that the Parent Common Stock to be issued pursuant to this Agreement will be issued pursuant to an exemption (other than under Section 3(a)(10)) from the registration requirements of the Securities Act. If such Parent Common Stock is issued pursuant to such an exemption, prior to the Closing Date, each of the Company’s shareholders shall have provided Parent such representations, warranties, certifications and additional information as Parent may reasonably request to ensure the availability of such exemption from the registration requirements of the Securities Act.

4.2 Stock Restrictions. If Parent obtains a Section 3(a)(10) Permit, the certificates (other than those certificates issued to persons who were not as of the Effective Time, an affiliate of the Company, as such term is defined in Rule 144 under the Securities Act) representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear the restrictive legends (and a stop transfer orders shall be placed against the transfer thereof with Parent’s transfer agent) as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.”

If such shares of Parent Common Stock are issued in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act as set forth in Section 4(2) thereof, the certificates representing the shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent’s transfer agent) stating substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

4.3 The Company Shareholders’ Restrictions Regarding Securities Law Matters. Each shareholder of the Company, by virtue of the Merger and the conversion into Parent Common Stock of the Company Capital Stock held by such shareholder, shall be bound by the following provisions:

(a) If Parent issues the shares of Parent Common Stock in the Merger in reliance on a Section 3(a)(10) Permit for an exemption from registration, such shareholder will not offer or sell any shares of Parent Common Stock except in compliance with Rule 145 promulgated under the Securities Act or otherwise dispose of any such shares except in compliance with the Securities Act and the rules and regulations thereunder.

(b) In the event that the shares of Parent Common Stock to be issued pursuant to this Agreement are issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act, then such shareholder agrees that such shareholder will not sell, transfer or otherwise dispose of any shares of Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Shareholder furnishes Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing or as contemplated by this Agreement) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business.

In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any outstanding Company Options or Company Common Stock subject to vesting, or reprice Company Options granted under the Option Plan or authorize cash payments in exchange for any such options; provided, however, the Company shall be entitled to enter into the Termination Agreements as contemplated in Section 7.3(p) hereof with holders of the Company Options.

(b) Make any payments or enter into any commitment or transaction outside of the ordinary course of business in excess of $50,000 or in the ordinary course of business in excess of $100,000;

(c) Make any capital expenditure or capital commitment of $25,000 in any individual case or $50,000 in the aggregate (other than commitments to pay expenses incurred in connection with the transactions contemplated by this Agreement);

(d) Permit the destruction of, damage to or loss of any material asset, business or customer of the Company (whether or not covered by insurance);

(e) Change accounting methods, principles or practices (including any change in depreciation or amortization policies or rates), except as required by GAAP;

(f) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

(g) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property Rights (other than pursuant to end-user licenses granted to customers of the Company in the ordinary course of business, provided that no such license shall (i) contain any right of refusal to the license, (ii) involve the transfer of product(s) to any person or entity in violation of applicable U.S. export laws and regulations or enter into grants to future patent rights or (iii) contain a change in pricing or royalties set or charged by the Company to its customers or licensees);

(h) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

(i) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts, including any material change in the pricing or royalties charged to the Company by persons who have licensed Intellectual Property to the Company;

(j) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Capital Stock;

(k) Purchase, redeem or otherwise acquire, directly or indirectly, any Company Capital Stock, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee or consultant pursuant to stock option or purchase agreements in effect on the date hereof;

(l) Issue, grant, deliver, sell, pledge or authorize, or otherwise encumber or propose to do any of the foregoing with respect to any Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except for the issuance of any Company Capital Stock upon exercise or conversion of presently outstanding or existing Company Options, warrants, convertible debt or Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment); provided, however, that the Company shall be entitled to grant a number of options mutually agreeable to Parent and Company to purchase shares of Company Common Stock at an exercise price per share equal to the Option Exchange Ratio pursuant to the Company’s 2000 Stock Incentive Plan or a substantially similar stock option plan and a form of option agreement thereunder that shall be satisfactory to Parent; provided, further, that such grants shall be accomplished after any increase to the number of shares reserved for issuance under the Company’s 2000 Stock Incentive Plan has been approved by the Company’s shareholders.

(m) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

(n) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof, or otherwise acquire or agree to acquire outside of the ordinary course of business any assets in any amount, or in the ordinary course of business in an amount in excess of $25,000 in the case of a single transaction or in excess of $50,000 in the aggregate;

(o) Sell, lease, license, encumber or otherwise dispose of any of its properties or assets except sales of inventory in the ordinary course of business consistent with past practice and except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company;

(p) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice or the borrowing of working capital under lines of credit existing as of the date hereof and in the ordinary course of business;

(q) Loan to any person or entity any funds or guarantee any indebtedness or debt securities of others other than advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(r) Grant any, or increase the terms of, any existing agreement to provide severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and as disclosed in the Company Schedules, adopt any new severance, termination, indemnification or other agreement the benefits of which are contingent upon the occurrence of a transaction involving the Company of the nature contemplated hereunder;

(s) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director, officer, employee or consultant, or increase the salaries, wage rates or fringe benefits (including rights to severance or indemnification of its directors, officers, employees or consultants or the modification of any existing compensation or equity arrangements with such individuals or the change of vesting terms of any Company Options), except as consistent with the ordinary course of the business of the Company consistent with past practice or in accordance with existing contracts;

(t) Effect or agree to effect, including by way of hiring or involuntary termination, any change in the Company’s directors, officers or key employees;

(u) Materially revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or except as required by GAAP or applicable law, make any change in accounting methods, principles or practices;

(v) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to May 31, 2001 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

(w) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(x) Enter into any strategic alliance, joint development or joint marketing agreement other than such agreements entered into in the ordinary course of business consistent with past practice;

(y) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it, in good faith, determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit or (iii) to enforce its rights hereunder or under any agreements related hereto;

(z) Materially reduce the amount of any insurance coverage provided by or fail to renew any existing insurance policies;

(aa) Engage in any action with the intent to directly or indirectly adversely impact any of the transactions contemplated by this Agreement;

(bb) Waive or release any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

(cc) Engage in any other transaction except in the ordinary course of business as conducted on or prior to the date hereof and consistent with past practices;

(dd) Write off as uncollectable, or establish any extraordinary reserve with respect to, any accounts receivable or other indebtedness in excess of $5,000 with respect to a single matter, or in excess of $10,000 in the aggregate;

(ee) Cause any event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

(ff) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (y) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Information Statement and Section 3(a)(10) Permit.

(a) Preparation of Information Statement. As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, an information statement and form of proxy for the shareholders of the Company to approve the principal terms of this Agreement and the Merger (such information statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company’s shareholders, the “Information Statement”). The Information Statement shall also constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and the Company shall each use its best efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the principal terms of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion, which consent shall not be unreasonably withheld.

(b) Section 3(a)(10) Permit. As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare the necessary documentation to seek a permit (a “3(a)(10) Permit”) from the Commissioner of the Department of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of Parent Common Stock and the assumption of the Company Options in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act. If the shares of Parent Common Stock to be issued in connection with the Merger cannot be issued in a transaction exempt from registration in accordance with to Section 3(a)(10) of the Securities Act pursuant to Section 25121 of the California Corporate Securities Law of 1968, then such shares shall be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof. In the event that the (i) Parent does not obtain a Section 3(a)(10) Permit or (ii) Parent, Company and the Securityholder Agent agree to withdraw Parent’s application for such 3(a)(10) Permit prior to the Effective Time, then Parent, Company and the Securityholder Agent agree to take such actions to issue the shares of Parent Common Stock in a private placement pursuant to Section 4(2) of the Securities Act and to register such shares for resale pursuant to Form S-3 under the Securities Act (as set forth in the Declaration of Registration Rights attached hereto as Exhibit F). With regard to the 3(a)(10) hearing, if necessary, the Company will obtain from its shareholders holding a majority of the Company Capital Stock their consent to the jurisdiction of the California Department of Corporations. With regard to any exemptions from the Securities Act or state securities laws, the Company will use its reasonable best efforts to identify and obtain the approval of those of its shareholders, who are not “accredited” within the meaning of Rule 501 promulgated under the Securities Act, to appoint an accredited investor to act as a “purchasers representative” as such term is defined in Rule 501 for each such unaccredited stockholder. Such purchasers representative shall be reasonably acceptable to Parent, and Parent’s consent to the selection of such purchasers representative shall not be unreasonably withheld.

6.2 Affiliate Agreements. Each “Affiliate” of the Company, as such term is defined in Rule 144 promulgated under the Securities Act, and each officer and director of the Company (collectively, the “Company Affiliates”) will enter into an affiliate agreement with the Parent substantially in the form attached hereto as Exhibit B (the “Affiliate Agreement”). Pursuant to such Affiliate Agreements, each of the Company Affiliates will agree to dispose of any shares of Parent Common Stock he or she receives in connection with the Merger or pursuant to Company Options assumed in the Merger in compliance with applicable securities laws, including Rule 145, as promulgated under the Securities Act.

6.3 Shareholder Approval. As promptly as practicable after the execution of this Agreement and at such time as Parent may request (provided that such request shall be timed so as not to conflict with the Parent’s efforts to obtain the Section 3(a)(10) Permit), the Company shall use its best efforts, in accordance with California Law and the Company’s Articles of Incorporation and Bylaws, to obtain the approval of the Company’s shareholders of the principal terms of this Agreement and the Merger (the “Company Shareholder Vote”). The Company shall use its best efforts to ensure that the shareholder approval is solicited in compliance with California Law, the Articles of Incorporation and Bylaws of the Company and all other applicable legal requirements. The Company agrees to use its best efforts and to take all action necessary or advisable to secure the necessary votes required by California Law to effect the Merger. Parent, promptly upon request by the Company, shall make a representative available to shareholders to answer any questions Company shareholders may have regarding the Parent’s business, management and financial affairs.

6.4 Access to Information. The Company shall afford Parent and its accountants, legal counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the properties, books, contracts, commitments and records of the Company and (b) all other information concerning the business, properties, and personnel of the Company as Parent may reasonably request. The Company agrees to provide Parent and its accountants, legal counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.5 Confidentiality. The parties acknowledge that the Company and Parent have previously executed a confidentiality agreement dated June 4, 2002 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

6.6 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the Nasdaq National Market), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (other than disclosures to Company shareholders pursuant to Section 6.3) unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree when a text for such disclosure that is satisfactory to both parties. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

6.7 Consents. The Company shall promptly apply for or otherwise seek and use its reasonable best efforts to obtain all consents and approvals required to be obtained by it for the consummation of the Merger, including all consents, waivers or approvals under any of the Contracts in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such consents and approvals are set forth in Schedule 2.6.

6.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

6.9 Legal Conditions to the Merger. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain (and will cooperate with the other parties in obtaining) any consent, authorization, order or approval of or any registration, declaration or filing with, or an exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent’s subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

6.10 Best Efforts; Additional Documents and Further Assurances. Each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using best efforts to accomplish the following: (a) the taking of all acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (b) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity (provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any Parent’s subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock), (c) the obtaining of all necessary consents, approvals or waivers from third parties, (d) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (e) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

6.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect any remedies available to the party receiving such notice or affect the representations, warranties, covenants or agreements of the parties or conditions to the obligation of the parties under this Agreement.

6.12 Reorganization. It is the intent of the Company, Parent, Merger Sub and the Surviving Corporation that the Merger qualifies as a tax-free reorganization under Section 368(a) of the Code, and the Company, Parent, Merger Sub and the Surviving Corporation covenant and agree not to take any actions that would be reasonably expected to cause the Merger to fail to so qualify.

6.13 Declaration of Registration Rights. In the event that (i) Parent does not obtain an exemption from registration pursuant to Section 3(a)(10) of the Securities Act prior to the Effective Time or (ii) Parent, Company and the Securityholder Agent agree to withdraw Parent’s application to obtain a Section 3(a)(10) Permit prior to the Effective Time, then Parent and the Company agree that the shareholders of the Company receiving Parent Common Stock in the Merger pursuant to Sections 1.6(a) and (b) hereto shall be entitled to the registration rights set forth in the Declaration of Registration Rights attached hereto as Exhibit F and which is hereby incorporated by reference.

6.14 Form S-8. Parent shall file a Registration Statement on Form S-8 with the SEC covering the shares of Parent Common Stock issuable with respect to assumed Company Options within fifteen business days after the Closing Date and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding.

6.15 Nasdaq National Market. On or prior to the Closing Date, the Parent shall apply for the listing on the Nasdaq National Market of shares of the Parent Common Stock issuable in connection with the Merger and with respect to the assumed Company Options, upon official notice of issuance and shall take all other acts as necessary or appropriate to cause such shares to become and remain so listed.

6.16 Voting Agreements. Concurrently with the execution of this Agreement, the Company will cause the persons and entities listed on Schedule 6.16 hereto to execute a Voting Agreement in the form attached hereto as Exhibit A, agreeing, among other things, to vote in favor of the Merger and against any competing proposals.

6.17 Invention Assignment and Nondisclosure Agreements and Founder Agreements. Concurrently with the execution of this Agreement, the Company will cause the employees listed on Schedule 6.17 to execute an Invention Assignment and Nondisclosure Agreement in the form attached hereto as Exhibit C-1 or a Founder Agreement in the form attached hereto as Exhibit C-2, as applicable. The Key Employees shall continue to be employees of the Company and shall be in compliance with the terms of the applicable Invention Assignment and Nondisclosure Agreement or Founder Agreement at all times on and prior to the Closing.

6.18 Blue Sky Laws. Parent shall use its reasonable best efforts to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its reasonable best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

6.19 Benefit Arrangements. Parent covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by the Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent’s employees, and on a basis which is on parity with similarly situated employees of Parent. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility or vesting for each employee’s period of service at the Company prior to the Effective Time. Notwithstanding anything in this Section 6.19 to the contrary, nothing in this Section 6.19 shall be deemed to limit or otherwise affect the right of Parent to (i) terminate employment or change the place of work, responsibilities, status or description of any employee or group of employees or (ii) terminate any employee benefit plan without establishing a replacement plan to the extent the Company would have had such right prior to the Effective Time, in each case as Parent may determine in its discretion.

6.20 Termination of Company Investor Rights. The Company shall take such steps as may be necessary to provide for the termination as of the Closing of all Company investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants.

6.21 No Solicitation. From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and the Company will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (a) solicit or encourage submission of any “Acquisition Proposal” (as defined herein) by any person, entity or group (other than Parent and its affiliates, agents, and representatives) or (b) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents, and representatives) in connection with any Acquisition Proposal with respect to the Company. For purposes of this Agreement, an “Acquisition Proposal” means any proposal or offer relating to (a) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted by this Agreement) or (b) sales by the Company of any Company Capital Stock (including, without limitation, by way of a tender offer or an exchange offer). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will within one business day of receipt (a) notify Parent if, after the date of this Agreement, it receives any proposal or inquiry or request for information in connection with an Acquisition Proposal or potential Acquisition Proposal and (b) notify Parent of the significant terms and conditions of any such Acquisition Proposal including the identity of the party making an Acquisition Proposal. In addition, from and after the date of this Agreement, until the earlier to occur of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

6.22 Termination of 401(k) Plan. The Company agrees to adopt resolutions to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company’s Board of Directors has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing. Parent shall take reasonable business efforts to facilitate rollover contributions on behalf of each of the Company’s employees as of the Effective Time to the tax-qualified plan maintained by Parent.

6.23 Termination of Company Severance Plans. The Company and its Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA immediately prior to Closing. The Parent shall receive from the Company evidence that the Company’s and each Affiliate’s (as applicable) plan(s) has been terminated pursuant to resolution of each such entity’s Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Closing Date but contingent on the Closing.

6.24 Indemnification.

(a) Upon the Effective Time, the Surviving Corporation or, to the extent the Surviving Corporation is unable to do so, Parent, shall assume all of the obligations of the Company under the Company’s existing indemnification agreements with each of the directors and officers of the Company, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement.

(b) The Bylaws and Articles of Incorporation of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in the Bylaws and Articles of Incorporation of Merger Sub as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of the Company. The Parent and Company agree that the provisions with respect to indemnification in the Bylaws and Articles of Incorporation of the Surviving Corporation shall be no less favorable to the directors and officers of the Company than those set forth in the Bylaws and Articles of Incorporation of the Company on the date hereof.

6.25 Repayment of Employee Loans. Each of the individuals listed on Schedule 2.17 hereto agrees to remit to the Company that amount set forth opposite his name on such schedule prior to the Closing Date.

6.26 Preferred Holder Waiver of Liquidation Preference. The holder(s) of the Company Preferred Stock shall agree to waive such holder’s liquidation preference under the Company’s Amended and Restated Articles of Incorporation other than the consideration to be paid to such holder of Company Preferred Stock pursuant to this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Shareholder Approval. The principal terms of this Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company’s Articles of Incorporation.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

(c) Tax Opinions. Parent and the Company shall each have received a written opinion from its respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Stradling Yocca Carlson & Rauth, in form and substance reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code (each, a “Reorganization Opinion”); provided, however, that if Stradling Yocca Carlson & Rauth does not render a Reorganization Opinion to the Company, this condition nevertheless shall be deemed satisfied if Wilson Sonsini Goodrich & Rosati, Professional Corporation, renders a Reorganization Opinion to the Company. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering the Reorganization Opinions.

(d) Closing Date Payment Schedule. Parent and the Company shall each have reviewed and approved and the Company shall have executed and delivered a schedule (the “Closing Date Payment Schedule”) reflecting, as of the Effective Time (i) for each holder of Company Capital Stock, the number of shares of Company Capital Stock held of record, the aggregate number of shares of Parent Common Stock payable to such holder in the Merger, the number of such shares and amount of Cash Consideration payable promptly after the Effective Time (in accordance with Section 1.6) and payable into the Escrow Fund (as defined and further described in Section 8.2(a)), the amount of additional cash payable to such holder for any fractional shares, the stock certificate numbers held by each such person and such person’s federal tax identification number to the extent such number is known and (ii) for each holder of Company Options, the number of shares of Company Common Stock issuable upon exercise thereof immediately prior to the Effective Time, the number of shares of Parent Common Stock issuable upon exercise thereof following their assumption by Parent (in accordance with Section 1.6(f)), and the per share exercise price thereof upon such assumption, assuming that such options were fully vested.

7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations, Warranties and Covenants. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

(c) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent and Merger Sub, in the form attached hereto as Exhibit G.

(d) No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent. For purposes of this condition, changes in the trading price of Parent’s Common Stock, as reported on the Nasdaq National Market, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

(e) Section 3(a)(10) Permit or Declaration of Registration Rights. Parent shall have obtained a permit from the Department of Corporations of the State of California upon which Parent can rely to issue the Parent Common Stock exempt from registration pursuant to Section 3(a)(10) of the Securities Act. In the event that Parent has not obtained such a Section 3(a)(10) Permit or the parties have agreed that Parent’s application for a Section 3(a)(10) Permit be withdrawn, Parent shall have executed and delivered the Declaration of Registration Rights.

(f) Escrow Agreement. Parent, Merger Sub and the Escrow Agent shall have executed and delivered the Escrow Agreement in the form substantially set forth in Exhibit I hereto and consistent with Article VIII hereof.

(g) Secretary’s Certificate. Each of Parent and Merger Sub shall have delivered to the Company a copy of (i) the text of the resolutions adopted by the Board of Directors of Parent and Merger Sub authorizing the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of all of the transactions contemplated by this Agreement and the Merger Agreement and (ii) the certificate of incorporation or articles of incorporation, as the case may be, and bylaws of Parent and Merger Sub, along with certificates executed on behalf of each of Parent and Merger Sub by such entity’s corporate secretary certifying to the Company that such copies are true, correct and complete copies of such resolutions, certificate of incorporation or articles of incorporation, as the case may be, and bylaws, respectively, and that such resolutions, certificate of incorporation and bylaws were duly adopted and have not been amended or rescinded.

7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation Material Adverse Effect) (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date); and the Parent shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed by the chief executive officer and chief financial officer of the Company;

(c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 2.6.

(d) Legal Opinion. Parent shall have received a legal opinion from Stradling Yocca Carlson & Rauth, legal counsel to the Company, in the form attached hereto as Exhibit H.

(e) No Material Adverse Change. There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company. For purposes of this condition, changes in economic conditions or changes in the industry or markets in which the Company competes shall not constitute a material adverse change, whether occurring at anytime or from time to time.

(f) Dissenters’ Rights. Holders of not more than 3% of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any rights or continued right to exercise, dissenters’ rights under California Law with respect to the transactions contemplated by this Agreement.

(g) Termination of Company Investor Rights. Parent shall have been furnished evidence satisfactory to it that all investor rights granted by the Company to its shareholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or operational covenants, shall have terminated as of the Closing.

(h) Affiliate Agreement. The Company Affiliates shall have entered into the Affiliate Agreement as required by Section 6.2.

(i) Key Employees. The Invention Assignment and Nondisclosure Agreements or Founder Agreements between Parent and each of the employees listed on Schedule 6.17, as applicable, shall have been duly executed and delivered to Parent, shall be in full force and effect and each such employee shall be willing and able to fulfill his or her obligations under such respective agreement. Additionally, each of the employees listed on Schedule 6.17 shall not have been terminated, resigned from his or her respective position, or otherwise be unable to perform in his or her respective capacity at the Company.

(j) Voting Agreements. The Voting Agreements as required by Section 6.16 hereof shall have been duly executed and delivered to Parent.

(k) Escrow Agreement. The Company and the Escrow Agent shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit I and consistent with Article VIII hereof.

(l) Secretary’s Certificate. The Company shall have delivered to Parent a copy of (i) the text of the resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of all of the transactions contemplated by this Agreement and the Merger Agreement and (ii) the Articles of Incorporation and Bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions, Articles of Incorporation and Bylaws, respectively, and the such resolutions, Articles of Incorporation and Bylaws were duly adopted and have not been amended or rescinded.

(m) Repayment of Employee Loans. Each of the individuals listed on Schedule 2.17 hereto shall have repaid to the Company that amount set forth opposite his name on such schedule prior to the Closing Date.

(n) Silicon Valley Bank. The Company shall have repaid to Silicon Valley Bank that amount owed by the Company under the Loan and Security Agreement dated May 31, 2002 between the Company and Silicon Valley Bank (the “Loan Agreement”), and Silicon Valley Bank shall have removed all liens on and released all security interests in the Company’s Collateral (as such term is defined in the Loan Agreement).

(o) Company Financials. Parent and Parent’s independent auditors, PricewaterhouseCoopers LLP, shall have been furnished with evidence satisfactory to them that the Company’s revenue recognition policies as reflected on the Company Financials are in accordance with GAAP.

(p) Change In Control Termination. Affected Employees holding 80% or more of Affected Nonvested Shares (as defined below) shall have executed and delivered an agreement, in form and substance reasonably satisfactory to Parent (the “Termination Agreement”), whereby such Affected Employees agree to terminate the application of all acceleration of vesting provisions to their respective Affected Nonvested Shares based upon a “change in control” (as defined in the Option Plans) of the Company or its successor in interest. For purposes hereof, “Affected Employees” shall mean those current and former employees and consultants of the Company, except William R. Peavey; and “Affected Nonvested Shares” shall mean those shares subject to outstanding options under the Option Plans, or shares purchased upon the early exercise thereof, and which are not vested immediately prior to the Closing Date but which may be subject to some form of acceleration either at or after the change in control (as defined in the Option Plans) or the applicable option or stock purchase agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

8.1 Survival of Representations and Warranties. All of the Company’s representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is twenty-four (24) months following the Closing Date (the “Expiration Date”); provided, however, that the inaccuracy of any representation or the breach of any warranty (i) that results from fraud or (ii) contained in Section 2.10 (Tax and Other Returns and Reports) shall survive for the applicable statute of limitations. The representations and warranties of Parent and Merger Sub in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Time or be of any further force and effect thereafter.

8.2 Escrow Arrangements and Indemnification.

(a) Escrow Fund and Indemnification by the Company. At the Effective Time the holders of Company Common Stock will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any such shareholder pursuant to an Escrow Agreement to be negotiated by the Parent, Company and the Escrow Agent in a form reasonably satisfactory to them, consistent with this Article VIII and in the form set forth as Exhibit I hereto (the “Escrow Agreement”). As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Company shareholder, will be deposited by Parent with US Bank, N.A., a Minnesota corporation (or other institution acceptable to Parent and the Securityholder Agent) as Escrow Agent (the “Escrow Agent”), such deposit to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth herein and in the Escrow Agreement. The portion of the Escrow Amount contributed on behalf of each holder of Company Common Stock shall be in proportion to the aggregate number of shares of Parent Common Stock, which such holder would otherwise be entitled under Section 1.6(a) and shall be in the respective share amounts listed on the Closing Date Payment Schedule opposite each such Company shareholder’s name. All shares of Parent Common Stock contributed to the Escrow Fund shall be vested and not be subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation; provided, however, that two-thirds (2/3) of the portion of the Escrow Amount contributed on behalf of each of the founders of the Company shall consist of vested Parent Common Stock and each of such founder’s remaining one-third (1/3) of his or her pro rata portion of the Escrow Amount shall consist of unvested Parent Common Stock that vests in whole or in part before any other shares of unvested Parent Common Stock to be held by such person immediately after the Effective Time. The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger) without regard to any materiality qualifiers, including without limitation Material Adverse Effect or (ii) any failure by the Company to perform or comply with any covenant contained herein (or in any certificate, instrument, schedule or document attached to this Agreement and delivered by the Company in connection with the Merger); provided any such claims must be asserted on or before 5:00 p.m. (California Time) on the Expiration Date. Losses incurred by the Parent shall be satisfied by the Escrow Fund in accordance with the procedures set forth in Sections 8.2(d) and 8.2(e) of this Agreement.

(b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the “Escrow Period”); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer’s Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the holders of the Company Common Stock the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the holders of the Company Common Stock pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Closing Date Payment Schedule). At all times during the Escrow Period, the holders of the Company Common Stock shall be deemed to be the record holders of their respective shares of the Parent Common Stock comprising the Escrow Amount.

(c) Protection of Escrow Fund.

(i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) (“New Shares”) in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

(iii) Each holder of the Company Common Stock shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

(d) Claims Upon Escrow Fund.

(i) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an “Officer’s Certificate”): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock (and in the case of the Company’s founders, vested shares of Parent Common Stock) held in the Escrow Fund in an amount equal to such Losses. Provided, however, that the Escrow Agent shall not pay any Losses until all Losses subject to all Officer’s Certificates shall exceed $50,000 in the aggregate (provided, however, that such threshold shall not apply to Losses incurred as a result of intentional fraud, bad faith or willful misconduct, or any inaccuracy in or breach of Section 2.10 (Tax and Other Returns and Reports)).

(ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Average Closing Price. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

(iii) The Company acknowledges that the Parent is required to file the Company Financial Statements, unaudited interim financial statements of the Company and pro forma financial statements of the Company and Parent with the SEC by the requirements of the Exchange Act and that such filing will not occur until after the Effective Time. If the staff of the SEC undertakes a review of the Parent’s filing, including any Company Financials or any pro forma financial statements based upon the Company Financials and requires any restatement of total revenue or deferred revenue set forth in the Company Financials or any pro forma financial statements based upon the Company Financials (for the fiscal year ended May 31, 2002) or any subsequent unaudited interim financial statements of the Company, the Company and Parent agree such restatement would be a breach of the Company’s representations set forth in Section 2.7 and that Parent will have suffered Loss(es). The parties also agree that the Loss(es) suffered by the Parent, its officers, directors, or affiliates (including the Surviving Corporation) shall include any “SEC Adjustments.” For purposes of this Agreement, “SEC Adjustments” shall equal (i) 1.9895 multiplied by (ii) a factor equal to (A) a percent to annualize the period to which the SEC Adjustments applies (for example, 0.8 for five quarters) in the event that such period shall be equal to or greater than four (4) fiscal quarters or (B) the absolute value of the SEC Adjustments in the event that such period shall be shorter than four (4) fiscal quarters, multiplied by (iii) the aggregate of the net amounts of the differences of (A) total revenue plus deferred revenue of the Company as reported prior to the date of the initial filing with the SEC and (B) the corresponding amount of total revenue plus deferred revenue of the Company reported in the Parent’s amended filing with the SEC, after reflecting the comments of the staff of the SEC (the “Revenue Delta”), to the extent the Revenue Delta exceeds $100,000.

(e) Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(f) Resolution of Conflicts; Arbitration.

(i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer’s Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock and cash, if applicable, from the Escrow Fund in accordance with the terms thereof.

(ii) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Any such arbitration shall be held in Santa Clara County, California if the demand for arbitration is made by the Securityholder Agent, and in San Diego County, California if the demand for arbitration is made by the Parent. Such arbitration shall be held under the American Arbitration Association Commercial Arbitration Rules then in effect. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent, meaning that they may not be current or former employees or consultants or the Parent, Merger Sub, Company or Surviving Corporation. The arbitrators must disclose any circumstances likely to affect their independence pursuant to Rule 19 of the American Arbitration Association Commercial Arbitration Rules. The period of discovery shall be limited to 60 days and limited to relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half ( 1/2) or less of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. Each party to an arbitration shall pay its own expenses and one half of (i) the fees of each arbitrator and (ii) the administrative costs of the arbitration.

(g) Securityholder Agent of the Shareholders; Power of Attorney.

(i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, William R. Peavey shall be appointed as an agent and attorney- in-fact (the “Securityholder Agent”) for each shareholder of the Company (except such shareholders, if any, as shall have perfected their dissenters’ rights under California Law and a list of whom shall be provided to the Escrow Agent with evidence of the exercise of such dissenters’ rights), for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the person acting as Securityholder Agent may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. The reasonable legal fees and expenses and other professional fees incurred by the Securityholder Agent in connection with the performance of such persons’ duties hereunder shall be reimbursed from the Escrow Fund upon written request pursuant to Section 8.2(d) hereof; provided, however, that such expenses shall be paid from the Escrow Fund after all allowed claims shall have been paid or sufficient amounts thereof have been set aside. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the shareholders of the Company.

(ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The holders of Company Common Stock on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of such Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent’ duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

(h) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

(i) Third Party Claims.

(i) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a “Third Party Claim”), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based (but in all events, at least five business days prior to the date that an answer to such Third Party Claim is due to be filed) setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Company shareholders from any obligation hereunder unless the Securityholder Agent and the Company shareholders are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Company shareholders shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent’s giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

(ii) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 8.2(i)(a) hereinabove, the Securityholder Agent and the Company shareholders will be entitled, if the Securityholder Agent so elect by written notice delivered to Parent within 30 days after receiving Parent’s notice, to assume the defense thereof, at the expense of the Company shareholders independent of the Escrow Fund, with counsel reasonably satisfactory to Parent, so long as:

(1) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 8.2(d)(ii) hereof;

(2) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and

(3) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent.

If the Securityholder Agent and the Company shareholders so assume any such defense, the Securityholder Agent and the Company shareholders shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Company shareholders shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

(iii) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 8.2(i)(ii) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Company shareholders with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Company shareholders out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

(iv) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 8.2(i)(ii) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent will cooperate with Parent or its affiliates, and will use his best efforts to cause the Company’s shareholders, to cooperate in the defense of that claim, will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

(j) Escrow Agent’s Duties.

(i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

(v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, shares of Parent Common Stock and cash, as applicable, and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents, shares of Parent Common Stock and cash, as applicable, held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(vii) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Company shareholder or Company shareholders, then Parent and the Surviving Corporation (1) shall jointly and severally indemnify and hold the Escrow Agent harmless and (2) shall have a right to reimbursement from the Escrow Fund, or if the amounts available therein are insufficient, from such Company shareholder or Company shareholders, in an amount equal to all amounts paid by the Parent or the Surviving Corporation to the Escrow Agent for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

(viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys’ fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

(l) Maximum Liability and Remedies. Except for intentional fraud, bad faith or willful misconduct, or Losses incurred directly or indirectly as a result of any inaccuracy in or breach of Section 2.10 (Tax and Other Returns and Reports), (i) the rights of Parent to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and (ii) no former shareholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger. The parties hereto acknowledge that, notwithstanding the immediately preceding sentence, the holder of Company Preferred Stock shall have no indemnity obligation whatsoever after the Closing to any person or entity under the terms of this Agreement, such indemnity obligations being the sole responsibility of the holders of Company Common Stock.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. Except as provided in Section 9.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date:

(a) by mutual written consent duly authorized by the Board of Directors of the Company and Parent;

(b) by either Parent or the Company if: (i) the Closing Date has not occurred by December 31, 2002 (or January 31, 2003 if Parent has not obtained a permit for the issuance of the Parent Common Stock from the California Department of Corporations prior to December 31, 2002) as a result of a condition to Closing not having been satisfied prior to such date or otherwise (provided that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and such action or failure constitutes a breach of this Agreement); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

(c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent’s or the Company’s ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

(d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 7.3(a) or 7.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within 10 days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 9.1(d) unless such breach is not cured within 10 days (but no cure period shall be required for a breach which by its nature cannot be cured);

(e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within 10 days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 9.1(e) unless such breach is not cured within 10 days (but no cure period shall be required for a breach which by its nature cannot be cured).

(f) by either Parent or Company if (i) the weighted average sales price of the Parent Common Stock for any five (5) consecutive trading days is less than $6.50 at any time prior to the Closing Date, (ii) either Parent or Company invokes its right to renegotiate the form and amount of the Aggregate Consideration and (iii) Parent and Company fail to reach an agreement with respect to such renegotiation.

Where action is taken to terminate this Agreement pursuant to Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

9.2 Effect of Termination. Except as set forth in Section 10.2, any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in this Section 9.2 and Article X (general provisions, including expenses), each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement.

9.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent and the Company; provided, however, except as otherwise provided in Section 9.1(f) herein, that after the approval of the Merger Agreement by the shareholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the shareholders of the Company without the further approval of the shareholders of the Company. Except as is otherwise required by applicable law, after the Closing, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Parent, the Securityholder Agent and by Company shareholders who receive more than 50% of the Parent Common Stock issued or to be issued pursuant to Section 1.6, or by all of the Company shareholders in the case of an amendment to Article VIII.

9.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X

GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date thereof if delivered personally, (ii) the next business day if delivered by commercial delivery service, (iii) three business days after being mailed by registered or certified mail (return receipt requested) or (iv) the date thereof if sent via facsimile (with acknowledgment of complete transmission and a confirming copy sent by mail) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to Parent or Merger Sub, to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention: Chief Executive Officer

Telephone: (408) 734-5600

Facsimile: (408) 734-0546

with a copy to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention: General Counsel

Telephone: (408) 734-5600

Facsimile: (408) 734-0546

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention: Robert P. Latta, Esq.

Julia Reigel, Esq.

Telephone: (650) 493-9300

Facsimile: (650) 845-5000

(b)	if to the Company, to:

NurLogic Design, Inc.

5580 Morehouse Drive

San Diego, California 92121

Attention: William R. Peavey

Telephone: (858) 455-7570

Facsimile: (858) 455-1083

with a copy to:

Stradling Yocca Carlson & Rauth

600 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: C. Craig Carlson, Esq.

Telephone: (949) 725-4125

Facsimile: (949) 823-5125

(c)	if to the Securityholder Agent:

William R. Peavey

NurLogic Design, Inc.

5580 Morehouse Drive

San Diego, CA 92121

Telephone: 858-455-7570

Facsimile: 858-455-1083

(d)	if to the Escrow Agent:

U.S. Bank, N.A.

One California Street, Suite 2550

San Francisco, CA 94111

Attention: Ann Gadsby

Telephone: 415-273-4532

Facsimile: 415-273-4591

10.2 Expenses.

(a) In the event the Merger is not consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (“Third Party Expenses”) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

(b) Subject to the provisions of Section 8.2, in the event the Merger is consummated, the Surviving Corporation shall be responsible for the payment of all Third Party Expenses, including Third Party Expenses incurred by the Company; provided, however, that fees and expenses of Company legal counsel, financial advisers and independent accountants in excess of an aggregate amount of $1,575,000 shall remain an obligation of holders of Company Capital Stock and shall be deducted from the Aggregate Consideration on a pro rata basis paid to the holders of Company Capital Stock; and provided further, that Morgan Stanley shall have entered into a release of claims with the Company that is satisfactory in form and substance to the Parent.

10.3 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “agreement” when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.5 Entire Agreement; Assignment. Except for the Confidentiality Agreement, this Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

10.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.7 Other Remedies. Except as otherwise provided herein (including as set forth in Section 8.2(l)), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.8 Governing Law. This Agreement and the Merger Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided, however, that the Merger Agreement shall be governed by the laws of the State of Delaware. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

10.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent (as to Articles VI and VIII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

NURLOGIC, INC. a California corporation		ARTISAN COMPONENTS, INC. a Delaware corporation

By:	/s/ William R. Peavey	By:	/s/ Mark R. Templeton
	William R. Peavey President and Chief Executive Officer		Mark R. Templeton President and Chief Executive Officer

SECURITYHOLDER AGENT:		VENICE ACQUISITION CORP. a Delaware corporation

/s/ William R. Peavey		By:	/s/ Mark R. Templeton
William R. Peavey			Mark R. Templeton President and Chief Executive Officer

Exhibit A

ARTISAN COMPONENTS, INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October     , 2002, between Artisan Components, Inc., a Delaware corporation (“Parent”), and the undersigned shareholder (“Shareholder”) of NurLogic Design, Inc., a California corporation (“Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined herein).

RECITALS

A.    WHEREAS, concurrently with the execution of this Agreement, Parent, Company and Venice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) which provides for the merger of Company with and into Merger Sub (the “Merger”). Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Reorganization Agreement;

B.    WHEREAS, the Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding Company Common Stock and/or Company Preferred Stock (the “Shares”) and such number of options to purchase shares of Company Common Stock as is indicated on the signature page of this Agreement; and

C.    WHEREAS, as a condition and an inducement to Parent to enter into the Reorganization Agreement, Parent desires the Shareholder to agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1(a) below), except as otherwise permitted hereby, and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate the consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Agreement to Retain Shares.

(a)    Transfer and Encumbrance.    Shareholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1(b) below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement and (ii) such date and time as the Reorganization Agreement shall be terminated pursuant to Article IX thereof.

(b)    Additional Purchases.    Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.    Agreement to Vote Shares.    At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares (a) in favor of the principal terms of the Reorganization Agreement and the Merger; (b) in favor of any payments or purchases, sales or accelerations of capital stock of the Company in connection with the Merger that may be deemed to constitute “parachute payments” pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, such that all such payments or purchases, sales or accelerations resulting from transactions contemplated by the Merger shall not be deemed to be “parachute payments” pursuant to Section 280G; (c) in favor of any matter that could reasonably be contemplated by the Reorganization Agreement; and (d) against approval of any Acquisition Proposal or any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Reorganization Agreement. Shareholder agrees not to take any actions contrary to Shareholder’s obligations under this Agreement.

3.    Other Shareholder Agreements.    In connection with the Merger, the Shareholder also agrees to waive in writing any notice or other similar provision necessary to effect the Merger or the transactions contemplated thereby. Shareholder further agrees that effective upon the Closing, each of the following agreements shall be terminated and have no further force or effect and, notwithstanding any contrary provision of such agreements, the Company shall have no continuing obligation thereunder:

(a)    Investors’ Rights Agreement;

(b)    Right of First Refusal and Co-Sale Agreement;

(c)    all other agreements between the Company and the Shareholder relating to management rights, board observation rights, board visitation rights, information rights or similar rights as a shareholder of the Company, as applicable.

4.    Irrevocable Proxy.    Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable, covering the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder and subject to the Proxy set forth therein.

5.    Representations, Warranties and Covenants of the Shareholder.    Shareholder hereby represents, warrants and covenants to Parent as follows:

(a)    Ownership of Shares.    Shareholder is the beneficial owner of the Shares, and the options to purchase shares of Company Common Stock set forth on the signature page of this Agreement, with full power to vote or direct voting of the Shares for or on behalf of all beneficial owners of the Shares. The Shares, as of the date hereof and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than as disclosed on the Company Schedules). Shareholder does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law) and has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

(b)    No Proxy Solicitations.    Prior to the Expiration Date, Shareholder will not, and will not permit any entity under Shareholder’s control, to: (i) solicit proxies with respect to (a) any Acquisition Proposal or other proposal made in opposition to or competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than with Parent and its affiliates, (c) any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an “Opposing Proposal”) or (d) otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Reorganization Agreement; (ii) initiate a shareholders’ vote or action by consent of the Company shareholders with respect to an Opposing Proposal; or (iii) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

6.    Additional Documents.    Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

7.    Consent and Waiver.    Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party as a shareholder or pursuant to any rights Shareholder may have as a shareholder.

8.    Termination.    This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

9.    Miscellaneous.

(a)    Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(b)    Binding Effect and Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

(c)    Amendments and Modification.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(d)    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and deemed given (i) on the date thereof if delivered in person, (ii) on the date thereof if delivered by facsimile (with acknowledgement of complete transmission and a confirming copy sent by mail), (iii) after three (3) business days if sent by mail (registered or certified mail, postage prepaid, return receipt requested), or (iv) on the next business day if sent by overnight courier (prepaid) to the respective parties as follows:

if to Parent or Merger Sub, to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:       Chief Executive Officer

Telephone:     (408) 734-5600

Facsimile:       (408) 734-0546

with a copy to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:       General Counsel

Telephone:     (408) 734-5600

Facsimile:       (408) 734-0546

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention:       Robert P. Latta, Esq.

   Julia Reigel, Esq.

Telephone:     (650) 493-9300

Facsimile:       (650) 845-5000

if to Shareholder, to the address for notice set forth on the signature page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

(f)    Governing Law.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(g)    Entire Agreement.    This Agreement and the Proxy and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(h)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(i)    Effect of Headings.    The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

ARTISAN COMPONENTS, INC.

By:
Mark R. Templeton President and Chief Executive Officer

SHAREHOLDER:

By:

Print Name:

Title:

Shareholder’s Address for Notice:

Shares beneficially owned:

____________	shares of Company Common Stock

____________	shares of Company Series A Preferred Stock

____________	shares of Company Common Stock issuable upon the exercise of outstanding Company Options

EXHIBIT A

IRREVOCABLE PROXY

The undersigned shareholder (the “Shareholder”) of NurLogic Design, Inc., a California corporation (“Company”), hereby irrevocably appoints the members of the Board of Directors of Artisan Components, Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights to the full extent of the undersigned’s rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of October     , 2002 (the “Reorganization Agreement”), among Parent, Venice Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective, whichever first occurs. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of October     , 2002 between Parent and the Shareholder (the “Voting Agreement”), and is granted in consideration of Parent entering into the Reorganization Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement or the effectiveness of the Merger to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, (a) in favor of the principal terms of the Reorganization Agreement and the Merger; (b) in favor of any payments or purchases, sales or accelerations of capital stock of the Company in connection with the Merger that may be deemed to constitute “parachute payments” pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, such that all such payments or purchases, sales or accelerations resulting from transactions contemplated by the Merger shall not be deemed to be “parachute payments” pursuant to Section 280G; (c) in favor of any matter that could reasonably be contemplated by the Reorganization Agreement (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company’s Articles of Incorporation, as amended); and (d) against approval of any Acquisition Proposal or any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Reorganization Agreement.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above in the second paragraph. The Shareholder may vote the Shares on all other matters.

A-1

Notwithstanding any other provision contained herein, this Proxy shall terminate and be of no further force or effect automatically upon the earlier of the termination of the Reorganization Agreement or the effectiveness of the Merger.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This proxy is irrevocable.

Dated: October ___, 2002

Signature of Shareholder:

Print Name of Shareholder:

Title:

Shares beneficially owned:

_________ shares of Common Stock

_________ shares of Series A Preferred Stock

_________ shares of Company Common Stock issuable upon the exercise of outstanding Company Options

A-2

Exhibit B

AFFILIATE AGREEMENT

This Affiliate Agreement (this “Agreement”) is made and entered into as of October     , 2002, by and between Artisan Components, Inc., a Delaware corporation (“Parent”), and the undersigned shareholder who may be deemed an affiliate (“Affiliate”) of Nurlogic Design, Inc., a California corporation (“Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

RECITALS

A.    WHEREAS, the Company, Parent and a wholly-owned subsidiary of Parent (“Merger Sub”) have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) which provides for the merger of the Company with and into Merger Sub (the “Merger”). Pursuant to the Merger, all outstanding shares of capital stock of the Company (the “Company Capital Stock”) will be converted into the right to receive the consideration set forth in the Reorganization Agreement, and Merger Sub as the surviving entity will succeed to all of the rights and liabilities of the Company.

B.    WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an “affiliate” of the Company, as the term “affiliate” is used for purposes of Rule 145 of the Rules and Regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”);

C.    WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.    Acknowledgments by Affiliate.    Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate’s representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate’s professional advisors, who are qualified to advise Affiliate with regard to such matters.

2.    Beneficial Ownership of Company Capital Stock.    The Affiliate is the sole record and beneficial owner of the number of shares of Company Common Stock and/or Company Preferred Stock (the “Shares”) and such number of options to purchase shares of Company Common Stock set forth next to its name on Appendix A attached hereto. The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of Company Capital Stock and Parent Common Stock acquired by Affiliate subsequent to the date hereof (including shares of Parent Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

3.    Compliance with Rule 145 and the Securities Act.

(a)    Affiliate has been advised that the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected either pursuant to (i) Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in which case the resale of such shares will be subject to restrictions set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), (ii) an exemption from registration under Section 4(2) of the Securities Act, in which case such shares may be resold only pursuant to the registration of the Shares under the Securities Act (as contemplated by Section 6.13 of the Reorganization Agreement) or pursuant to Rule 144 and Rule 145 under the Securities Act, as the case may be, including the holding period of Rule 144 or (iii) another applicable exemption from the registration requirements of the Securities Act. With respect to Rule 145, Affiliate may be deemed to be an affiliate of the Company in connection with those transactions. Nothing in this agreement is intended to state or imply that Affiliate is or is not an affiliate of Parent or will or will not become an affiliate of Parent. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

(b)    Parent shall give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Reorganization Agreement and there shall be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.”

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 or sold pursuant to an effective registration statement (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

4.    Termination.    This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article IX of the Reorganization Agreement.

5.    Miscellaneous.

(a)     Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(b)    Specific Performance.    The Affiliate agrees that in the event of any breach or threatened breach by the Affiliate of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. The Affiliate further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5(d), and the Affiliate irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(c)    Entire Agreement.    This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof.

(d)    Severability.    In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e)    Reliance upon Agreement.    Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

(f)    Non-Exclusivity.    The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(g)    Amendments and Modification.    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(h)    Assignment.    This Agreement and all obligations of the Affiliate hereunder are personal to the Affiliate and may not be transferred or delegated by the Affiliate at any time.

(i)    Binding Nature.    This Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon the Affiliate and the Affiliate’s representatives, executors, administrators, estate, heirs, successors and assigns.

(j)    Governing Law.    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(k)    Further Assurances.    The Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

(l)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date thereof if delivered personally, (ii) the next business day if delivered by commercial delivery service, (iii) three business days after being mailed by registered or certified mail (return receipt requested) or (iv) the date thereof if sent via facsimile (with acknowledgment of complete transmission and a confirming copy sent by mail) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:       Chief Executive Officer

Telephone:     (408) 734-5600

Facsimile:       (408) 734-0546

with a copy to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:       General Counsel

Telephone:     (408) 734-5600

Facsimile:       (408) 734-0546

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention:         Robert P. Latta, Esq.

     Julia Reigel, Esq.

Telephone:       (650) 493-9300

Facsimile:        (650) 845-5000

if to Affiliate, to the address for notice set forth on the signature page hereof.

(m)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(n)    Effect of Headings.    The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Remainder Of This Page Has Been Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

ARTISAN COMPONENTS, INC.

By:
Mark R. Templeton President and Chief Executive Officer

AFFILIATE

By:

Name of Affiliate:

Name of Signatory (if different from name of Affiliate):

Title of Signatory (if applicable):

APPENDIX A

Affiliate:

Total Number of shares of Company

Common Stock owned on the date hereof:

Total Number of shares of Company

Series A Preferred Stock owned on the date hereof:

Total Number of options to purchase Company Common Stock and warrants to purchase Company Capital Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

Exhibit C-1

ARTISAN COMPONENTS, INC.

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Artisan Components, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.    At-Will Employment.    I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

2.    Confidential Information.

(a)    Company Information.    I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or by observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)    Former Employer Information.    I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)    Third Party Information.    I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3.    Inventions.

(a)    Inventions Retained and Licensed.    I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b)    Assignment of Inventions.    I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the Unites States Copyright Act.

(c)    Inventions Assigned to the United States.    I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)    Maintenance of Records.    I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e)    Patent and Copyright Registrations.    I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Invention s and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f)    Exception to Assignments.    I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any invention s that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4.    Conflicting Employment.    I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5.    Returning Company Documents.    I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign the “Termination Certification” in the Employee Exit Interview Packet.

6.    Notification to New Employer.    In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.    Solicitation of Employees.    In the event that my employment with the Company ends for any or no reason, I agree that for a period of twelve (12) months immediately following the termination of such employment, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

8.    Conflict of Interest Guidelines.    I agree to diligently adhere to the conflict of Interest Guidelines attached as Exhibit C hereto.

9.    Representations.    I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree that I will not enter into, any oral or written agreement in conflict herewith.

10.    Arbitration and Equitable Relief.

(a)    Arbitration.    Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

(b)    Equitable Remedies.    I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

8.    General Provisions.

(a)    Governing Law: Consent to Personal Jurisdiction.    This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b)    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)    Severability.    If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:

Signature

Name of Employee (typed or Printed)

Witness

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

         No inventions or improvements

         Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

California Labor Code Section 2870

Employment Agreements; Assignment of rights

(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her won time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

        (1)    Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

        (2)    Result from any work performed by the employee for the employer.

(b)    To the extent a provision I an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

ARTISAN COMPONENTS, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of Artisan Components, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the president and written approval for continuation must be obtained.

1.    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

2.    Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.    Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.    Initiating or approving any form of personal or social harassment of employees.

6.    Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.    Borrowing from or lending to employees, customers or suppliers.

8.    Acquiring real estate of interest to the Company.

9.    Improperly using or disclosing to the Company and proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.    Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.    Making any unlawful agreements with distributors with respect to prices.

12.    Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.    Engaging in any conduct which is not in the best interest of the Company.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in immediate discharge.

Exhibit C-2

ARTISAN COMPONENTS, INC.

FOUNDER AGREEMENT

This Agreement is entered into by and between Artisan Components, Inc., a Delaware corporation (“Parent”) and                      (“Founder”) as of October 18, 2002.

RECITALS

A.    Founder owns an equity interest in NurLogic Design, Inc., a California Corporation (the “Company”) (whether through outstanding capital stock or options to purchase capital stock), has obtained and will obtain extensive and valuable knowledge and information concerning the business of the Company and the Parent (including confidential information relating to the Company and the Parent and its trade secrets, operations, organization, products, assets, contracts, customers, personnel, plans and prospects); and

B.    Contemporaneously with the execution and delivery of this Founder Agreement, the Company is entering into an Agreement and Plan of Reorganization with Parent and a subsidiary of Parent (the “Reorganization Agreement”) pursuant to which the Company will be merged into Parent’s subsidiary (the “Merger”). It is contemplated that, as a result of the Merger, shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Reorganization Agreement, and options to purchase shares of Common Stock of the Company will be exchanged for options to purchase Common Stock of Parent, and Parent and Parent’s subsidiary will succeed to all of the rights and liabilities of the Company; and

C.    In connection with the Merger (and as a condition to entering into the Reorganization Agreement and consummating the Merger), and to more fully secure unto Parent the benefits of the Merger, Parent has requested that Founder enter into this Founder Agreement; and Founder is entering into this Founder Agreement in order to induce Parent to enter into the Reorganization Agreement and consummate the Merger; and

D.    WHEREAS, Parent and Founder acknowledge that it would be detrimental to Parent if Founder would compete with Parent following the Merger;

E.    WHEREAS, the Company is engaged in the development, sale, marketing, distribution, provision of services, support, products, and/or technology related to the following physical intellectual property (“IP”) components: standard cells, input/output cells, memory compilers, memory generators and cell based arrays and gate arrays, as well as analog building blocks, including but not limited to phase-locked loops, digital phase-locked loops, analog input/output cells, communication, interface and networking and bus interface cores, radio frequency building blocks, process design kits, test and qualification integrated circuits (“ICs”) as related to the validation of IP used in the design and manufacture of complex ICs (the “Business”);

F.    Both Parent and Parent’s subsidiary have conducted, are conducting, and will continue to conduct their respective businesses on a worldwide basis.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.    Effectiveness of Agreement.    This Founder Agreement shall become effective as of the date the Merger becomes effective (the “Effective Time”). In the event that the Merger is not consummated, this Founder Agreement shall be null and void. Terms used herein not otherwise defined in this Agreement shall have the meanings assigned to them in the Reorganization Agreement.

2.    Merger Shares, Merger Options, Confidentiality Agreement.

(a)    Merger Shares.

(i)    In connection with the Merger, Founder shall receive a maximum of              shares of Parent Common Stock (the “Merger Shares”) and Cash Consideration (as defined in the Reorganization Agreement) in exchange for all of his shares of Company capital stock. As consideration for the Company to enter into the Reorganization Agreement, Founder agrees to subject the Merger Shares to a new vesting schedule. Accordingly, fifty percent (50%) of the Merger Shares shall be fully vested immediately at the Effective Time. Fifty percent (50%) of the Merger Shares shall be initially unvested and subject to the Parent’s right of repurchase at the original price per share paid for such shares of Company Capital Stock by Founder as adjusted by the Common Exchange Ratio (as such term is defined in the Reorganization Agreement and rounded to the nearest whole cent) (the “Unvested Shares”).

(ii)    The Unvested Shares shall vest, and the Parent’s repurchase right shall accordingly lapse, in accordance with the following schedule: 12.5% of the Unvested Shares shall vest on each six (6) month anniversary of the Effective Time (the “Vesting Schedule”), provided Founder remains in the employment of the Company or the Parent or their respective subsidiaries on each such vesting date.

(iii)    The Parent or its designee shall hold the Unvested Shares in escrow until they vest in accordance with the Vesting Schedule; provided, however, that the Parent shall continue to hold such vested portions of the Unvested Shares in escrow to satisfy any indemnification claims which may be asserted by Parent pursuant to the provisions of the Reorganization Agreement.

(iv)    Exercise of Parent’s Repurchase Right.

(1)    If Founder’s employment with the Company or the Parent or their respective subsidiaries is terminated for Cause (as defined below) or voluntarily without Good Reason (as defined below), the Parent shall have the right, but not the obligation, within 180 days following Founder’s termination of employment to repurchase any or all of the then Unvested Shares

(the “Exercise Period”); provided, however, that for purposes of this provision, the Vesting Schedule used to determine the number of then Unvested Shares shall be computed using a rate of 2.083% of the Merger Shares per calendar month.

(2)    If Founder’s employment with the Company or the Parent or their respective subsidiaries is terminated involuntarily without Cause or voluntarily with Good Reason, all of the Unvested Shares shall immediately become vested and the Parent shall not have any right to repurchase any of the then Unvested Shares.

(3)    If Founder’s employment with the Company or the Parent or their respective subsidiaries is terminated by Founder’s death, all of the Unvested Shares shall immediately become vested and the Parent shall not have any right to repurchase any of the then Unvested Shares.

(4)    If Founder’s employment with the Company or the Parent or their respective subsidiaries is terminated by Disability (as defined below) within twenty-four (24) months from the date of this Agreement, then Founder’s Vesting Schedule shall accelerate for that period of time equal to one half of the tenure of Founder’s employment by Parent or one of its subsidiaries from the Effective Time to the time of such termination (i.e., if Founder had been employed by Parent for one (1) year prior to his termination due to Disability, then an additional 12.5% of Founder’s then Unvested Shares would vest immediately) and the Parent shall have the right, but not the obligation, to repurchase the remaining number of the Founder’s then Unvested Shares; provided, however, that for purposes of this provision, the Vesting Schedule used to determine the number of then Unvested Shares shall be computed using a rate of 2.083% of the Merger Shares per calendar month. If Founder’s employment with the Company or the Parent or their respective subsidiaries is terminated by Founder’s Disability after twenty-four (24) months from the date of this Agreement, then all of Founder’s then Unvested Shares shall vest as of the date of such termination. Notwithstanding the foregoing, the Board of Directors of the Parent may, in its sole discretion, release all then Unvested Shares from the Parent’s right of repurchase in the event that Founder’s Disability occurred while Founder was performing his duties.

(5)    In order to exercise the repurchase right hereby granted to it, the Parent shall provide notice of exercise of such right and payment for the Unvested Shares being repurchased within the Exercise Period. Payment for Unvested Shares being repurchased shall be deemed made upon delivery in person, or if sent via mail, then on the third business day after the day on which such payment was mailed. If the Parent does not exercise its right within the Exercise Period, then all Unvested Shares shall immediately become vested. Notwithstanding the foregoing, in the event that Founder seeks arbitration pursuant to Section 6 hereof with respect to a determination whether Parent has a right of repurchase of any Unvested Shares, Parent’s right of repurchase hereunder shall not be exercisable until the arbitrator issues a written decision on the merits in Parent’s favor, provided that the Exercise Period shall be tolled accordingly.

(6)    In order to facilitate the Parent’s ability to exercise its repurchase right, Founder hereby agrees to execute the assignment separate from certificate attached hereto as Exhibit A.

(b)    Bonus.    In consideration of the agreement by Founder to subject his Merger Shares and Merger Options to the Vesting Schedule, Founder shall be paid an aggregate amount of Seventy Thousand Dollars ($70,000) at the Effective Time.

(c)    Execution of Confidentiality Agreement.    Founder shall execute Parent’s Proprietary Information and Inventions Assignment Agreement in the form attached hereto as Exhibit B concurrent with his execution of this Agreement.

3.    Effect of Termination; Definitions; Excise Taxes.

(a)    Termination Regardless of Reason.    Parent may terminate, without liability, Founder’s employment for Cause at any time and upon written notice to Founder. If Founder is terminated by Parent, regardless of the reason, then Founder shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under Section 2(a) hereof and Parent’s then existing severance and benefits plans or pursuant to other written agreements with Parent.

(b)    Definitions.    For purposes of this Agreement:

(i)    “Cause” shall mean (A) a substantial act of personal dishonesty or moral turpitude by Founder; (B) Founder’s misappropriation of funds or commission of an act of fraud, whether prior or subsequent to the date hereof, upon Parent; (C) Founder’s conviction by, or entry of a plea of guilty or nolo contendre in a court of competent jurisdiction for any crime which constitutes a felony in the jurisdiction involved; (D) a willful act by Founder which constitutes gross misconduct and which is demonstrably injurious to Parent; (E) Founder’s breach of Parent’s Proprietary Information and Inventions Assignment Agreement in the form attached hereto as Exhibit B; or (F) failure of Founder to perform his duties.

(ii)    “Good Reason” shall mean Founder’s voluntary termination following: (A) the Parent or a successor corporation requires Founder to relocate to a facility or location more than fifty (50) miles from the Company’s location at the Effective Time, (B) a material reduction in the Founder’s then-current base salary and noncash benefits (other than to conform Founder’s noncash benefits to those provided to similarly situated Parent employees), provided that an across-the-board reduction in the salary level and noncash benefits of all other employees in positions similar to the Founder’s by the same percentage amount as part of a general salary level and noncash benefits reduction shall not constitute such a salary and noncash benefits reduction, or (C) Founder shall no longer be employed within the same department at Parent or the Company or their respective subsidiaries as the department within which Founder was employed at the Company prior to the Effective Time. None of the events described in the foregoing items shall constitute “Good Reason” for purposes hereof if Founder is given prior written notice of such anticipated event and provides his or her written consent to such event. “Good Reason” shall not mean that Founder’s position and responsibilities are identical or substantially similar to Founder’s position and responsibilities at the Company prior to the Effective Time.

(iii)    “Disability” shall mean that the Founder is unable to perform the essential duties of his position with or without reasonable accommodation for a period of not less than six (6) consecutive months as the result of his incapacity due to a physical or mental impairment. The determination as to whether Founder has suffered a Disability under this Agreement shall be at the sole discretion of Parent’s Board of Directors, and such determination shall be binding and conclusive for all purposes.

(c)    Golden Parachute Excise Taxes.    In the event that the benefits provided for under this Agreement or otherwise payable to Founder (a) constitutes a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (b) would be subject to the excise tax imposed by Section 4999 of the Code, then such benefits shall be either be: (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by Founder, on an after-tax basis, of the greatest amount of benefit, notwithstanding that all or some portion of such benefit may be taxable under Section 4999 of the Code. Unless Parent and Founder otherwise agree in writing, the determination of Founder’s excise tax liability and the amount required to be paid under this subsection shall be made in writing by Parent’s independent auditors who are primarily used by Parent immediately prior to the Effective Time (the “Accountants”). For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Founder shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

4.    Noncompetition.

(a)    Acknowledgments by Founder.    Founder acknowledges that the promises and restrictive covenants that Founder is providing in this Agreement are reasonable and necessary to the protection of Parent’s business and Parent’s legitimate interests in its acquisition of the Company (including the Company’s goodwill) pursuant to the Reorganization Agreement. Founder acknowledges that, in connection with the consummation of the Merger, all of the Founder’s shares of Company Capital Stock will be exchanged for cash and shares of Parent Common Stock.

(b)    Noncompetition of Founder.

(i)    The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Founder is a key and significant member of the Company, owns a significant number of shares (or rights to acquire a significant number of shares) of the Company Capital Stock and that the consummation of the Merger is contingent upon Founder entering into this Agreement. In addition, the parties understand that prior to the Merger, the Company was engaged in or intended to engage in the Business worldwide (the “Geographic Scope of Business”). Founder further acknowledges that the Company and Parent following the Merger will continue conducting or intends to conduct such Business in all parts of the Geographic Scope of the Business.

(ii)    During the period commencing on the closing date of the Merger and ending on the date that is the later of (i) three years from the closing date of the Merger or (ii) two years after the Parent’s or Company’s employment of Founder is terminated for any reason (the “Restriction Period”), without the prior written consent of Parent, Founder shall not (other than in connection with employment with the Company, Parent, their successors, or assigns) either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any Enterprise participate or engage in anywhere in the world or own, manage, operate, control or invest in any business venture which engages in any activity relating to the Business and which is or can reasonably be expected to be competitive with any activity engaged in or proposed to be engaged in by the Parent or its subsidiaries (the “Competitive Activity”); provided, however, that if Founder is terminated without Cause or voluntarily for Good Reason by the Company or Parent, Founder’s covenant in this subsection shall terminate on the three year anniversary of the closing date of the Merger. “Enterprise” shall refer to the subsidiary, division, company or other entity, other than the Company or Parent, at which Founder is employed. For purposes of the foregoing definition of Competitive Activity, such definition shall exclude activities that would otherwise be encompassed in the definition of Competitive Activity; provided (A) that the results of Founder’s activities are used by Founder’s employer solely for internal purposes for the development of ICs to be manufactured by such employer and not for sale, license or use by third parties and (B) Founder’s employer does not compete with Parent or any existing or future subsidiaries of Parent in the Business. By way of example and not limitation, Founder may be employed by Intel Corporation to perform activities related to the design or verification of ICs to be manufactured by Intel Corporation.

Notwithstanding the foregoing, Founder may own, as a passive investment, directly or indirectly, less than 1% of any class of publicly traded securities of any person or entity which owns a business engaged in a Competitive Activity provided that Founder is not otherwise associated directly or indirectly with such entity or any affiliate of such entity. For the purposes of this Section 4, the term “publicly traded securities” shall mean securities that are traded on a national securities exchange in the United States or listed on the Nasdaq National Market.

If any restriction set forth in this subsection (ii) above is held to be unreasonable or unenforceable, then Founder agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

5.    Nonsolicitation.    Founder further agrees that, during the Restriction Period, Founder will not, without the prior consent of Parent:

(a)    personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Founder’s own behalf or on behalf of any other person or entity) any employee of the Company, Parent or any of Company’s or Parent’s subsidiaries to leave his or her employment with the Company, Parent or any of Company’s or Parent’s subsidiaries;

(b)    personally or through others, employ, or permit any entity for which Founder is an executive officer or over which Founder exercises voting control that conducts or proposes to conduct a Competitive Activity to employ, any person who shall have terminated his or her employment with the Company, Parent or any of Company’s or Parent’s subsidiaries; or

(c)    personally or through others, interfere or attempt to interfere with the commercial relationship or prospective commercial relationship of the Company, Parent or any of Company’s or Parent’s subsidiaries with any person or entity that is, was or is expected to become a customer or client of the Company, Parent or any of Company’s or Parent’s subsidiaries.

6.    Arbitration.

(a)    General.    In consideration of Founder’s entering into this Agreement, its promise to arbitrate all disputes related to this Agreement and Founder’s employment by the Parent or its subsidiaries and Founder’s receipt of the Merger Shares, Founder agrees that any and all controversies, claims, or disputes with anyone (including the Parent and any employee, officer, director, shareholder or benefit plan of the Parent in their capacity as such or otherwise) arising out of, relating to, or resulting from Founder’s service to the Parent (other than the Proprietary Information and Invention Assignment Agreement), the termination of Founder’s service with the Parent or any of its subsidiaries, including any determination whether Founder’s termination by the Parent or any of its subsidiaries was without Cause or Founder terminated his employment voluntarily for Good Reason, or with respect to this Agreement, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1283.05 (the “Rules”) and pursuant to California law. Disputes which the parties agree to arbitrate, and thereby agree to waive any right to a trial by jury, include any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, breach of contract, claims of harassment, discrimination or wrongful termination and any statutory claims. The parties further understand that this Agreement to arbitrate also applies to any disputes that the Parent may have with Founder.

(b)    Procedure.    The parties agree that any arbitration will be administered by the American Arbitration Association (“AAA”) and that a neutral arbitrator will be selected in a manner consistent with its National Rules for the Resolution of Employment Disputes. The arbitration proceedings will allow for discovery according to the rules set forth in the California Code of Civil Procedure. The parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The parties agree that the arbitrator shall issue a written decision on the merits. The parties also agree that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. The parties understand the Parent will pay for any administrative or hearing fees charged by the arbitrator or AAA except that Founder shall pay the first $200.00 of any filing fees associated with any arbitration Founder initiates. The parties agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules and that to the extent that the AAA’s National Rules for the Resolution of Employment Disputes conflict with the Rules, the Rules shall take precedence.

(c)    Remedy.    Except as provided by the Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Founder and the Parent. Accordingly, except as provided for by the Rules, neither Founder nor the Parent will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Parent policy, and the arbitrator shall not order or require the Parent to adopt a policy not otherwise required by law which the Parent has not adopted.

(d)    Availability of Injunctive Relief.    In addition to the right under the Rules to petition the court for provisional relief, the parties agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of this Agreement or the Confidentiality Agreement or any other agreement regarding trade secrets, confidential information, non-solicitation or Labor Code §2870. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys fees.

(e)    Administrative Relief.    Founder understands that this Agreement does not prohibit Founder from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission or the workers’ compensation board. This Agreement does, however, preclude Founder from pursuing court action regarding any such claim.

(f)    Voluntary Nature of Agreement.    Founder acknowledges and agrees that Founder is executing this Agreement voluntarily and without any duress or undue influence by the Parent or anyone else. Founder further acknowledges and agrees that Founder has carefully read this Agreement and that Founder has asked any questions needed for Founder to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Founder is waiving Founder’s right to a jury trial. Finally, Founder agrees that Founder has been provided an opportunity to seek the advice of an attorney of Founder’s choice before signing this Agreement.

7.    Miscellaneous.

(a)    Successors, Assigns, Merger.    This Agreement shall be binding upon and shall inure to the benefit of Parent and its successors and assigns. This Agreement shall be binding upon Founder and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Founder.

(b)    Independence of Obligations.    The covenants and obligations of Founder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Founder, on the one hand, and Company or Parent, on the other.

(c)    Specific Performance.    Founder agrees that in the event of any breach by Founder of any covenant, obligation or other provision contained in this Agreement, Parent and Founder shall be entitled (in addition to any other remedy that may be available to them) to the extent permitted by applicable law (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach.

(d)    Non-Exclusivity.    The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Founder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

(e)    Tax Withholding.    All benefits paid pursuant to this Agreement will be subject to withholding of all applicable income and employment taxes.

(f)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date thereof if delivered personally, (ii) the next business day if delivered by commercial delivery service, (iii) three business days after being mailed by registered or certified mail (return receipt requested) or (iv) the date thereof if sent via facsimile (with acknowledgment of complete transmission and a confirming copy sent by mail) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention: Chief Executive Officer

Telephone: (408) 734-5600

Facsimile: (408) 734-0546

with a copy to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention: General Counsel

Telephone: (408) 734-5600

Facsimile: (408) 734-0546

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention: Robert P. Latta, Esq.

Julia Reigel, Esq.

Telephone: (650) 493-9300

Facsimile: (650) 845-5000

if to Founder, to: the address for notice set forth on the signature page hereof with a copy to:

Stradling Yocca Carlson & Rauth

600 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: C. Craig Carlson, Esq.

Telephone: (949) 725-4125

Facsimile: (949) 823-5125

(g)    Section 83(b) Election.    The Parent and Founder acknowledge that Founder intends to make an election as described in Section 83(b) of the Code with respect to the Unvested Merger Shares. The Parent and Founder agree that in the event that Founder makes an effective and timely election with respect to the Unvested Merger Shares as described in Section 83(b), which shall be Founder’s sole responsibility, Parent and Founder will treat for federal and state tax purposes the issuance of the Unvested Merger Shares, the vesting of the Unvested Merger Shares or the repurchase of the Unvested Merger Shares as transactions which are not compensatory income to Founder. THE FOREGOING IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. FOUNDER SHOULD CONSULT A TAX ADVISER BEFORE RECEIVING OR DISPOSING OF THE MERGER SHARES. FOUNDER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE PARENT FOR ANY TAX ADVICE.

8.    Severability.    If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

9.    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

10.    Waiver.    No failure on the part of Parent or the Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.    Captions.    The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.    Further Assurances.    Founder shall execute and/or cause to be delivered to the Company and Parent such instruments and other documents and shall take such other actions as Company and Parent may reasonably request to effectuate the intent and purposes of this Agreement.

13.    Entire Agreement.    This Agreement, the other agreements referred to herein, and the Parent Proprietary Information and Inventions Assignment Agreement executed by the Founder set forth the entire understanding of Founder, the Company and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between any of such parties relating to the subject matter hereof and thereof.

14.    Amendments.    This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Founder.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ARTISAN COMPONENTS, INC.

By:

Print Name:

Print Title:

FOUNDER:

By:

Print Name:

Print Title:

EXHIBIT A

Assignment Separate From Certificate

FOR VALUE RECEIVED,                          hereby sells, assigns, and transfers unto                         ,                          (            ) shares of the Common Stock of Artisan Components, Inc. (the “Corporation”), standing in the undersigned’s name on the books of the Corporation, represented by Certificate No.             , and does hereby irrevocably constitute and appoint                          attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

(signature)

(print name)

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as your name appears on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise its repurchase right as set forth in Section 2 of the Founder Agreement between the signatory hereof and the Corporation.

EXHIBIT B

Parent Proprietary Information and Inventions Assignment Agreement

Exhibit D

AGREEMENT OF MERGER

This Agreement of Merger, dated as of February     , 2003 (this “Agreement”), is made and entered into by Venice Acquisition Corp., a Delaware corporation (being herein referred to as “Merger Sub” or the “Surviving Corporation”), and NurLogic Design, Inc., a California corporation (“NurLogic”). NurLogic and Merger Sub are herein collectively referred to as the “Constituent Corporations.”

RECITALS

A.    Artisan Components, Inc., a Delaware corporation (“Parent”), directly owns all of the outstanding shares of capital stock of Merger Sub.

B.    The Constituent Corporations and Parent have entered into an Agreement and Plan of Reorganization, dated as of October 18, 2002 (the “Reorganization Agreement”), as amended, providing for certain representations, warranties and covenants in connection with the transactions contemplated thereby.

C.    The Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the respective shareholders and stockholders of the Constituent Corporations that NurLogic be acquired by Parent through a merger of NurLogic with and into Merger Sub (the “Merger”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

THE CONSTITUENT CORPORATIONS

1.1    Capitalization of NurLogic.    NurLogic was incorporated under the laws of the State of California on May 27, 1997.

1.2    NurLogic Capital Stock.    The authorized capital stock of NurLogic (the “NurLogic Capital Stock”) consists of 15,000,000 shares of authorized Common Stock, of which 5,901,717 shares are issued and outstanding (the “NurLogic Common Stock”) and 5,000,000 shares of authorized Preferred Stock (the “NurLogic Preferred”). The authorized NurLogic Preferred consists of 875,000 shares of authorized Series A Preferred, of which 437,063 shares are issued and outstanding.

(a)    NurLogic Options.    NurLogic has reserved 3,944,324 shares of NurLogic Common Stock for issuance upon exercise of outstanding options (the “NurLogic Options”).

(b)    NurLogic Warrant.    NurLogic has reserved 10,000 shares of NurLogic Preferred for issuance upon exercise of an outstanding warrant to purchase shares of NurLogic Preferred (the “NurLogic Warrant”).

1.3    Capitalization of Merger Sub.    Merger Sub was incorporated under the laws of the State of Delaware on October 16, 2002. Merger Sub is authorized to issue an aggregate of 1,000 shares of its capital stock (the “Sub Common”). On the date hereof, an aggregate of 1,000 shares of Sub Common were issued and outstanding, all of which are held by Parent.

ARTICLE II

THE MERGER

2.1    Effective Time.    The Merger shall become effective upon the filing of this Agreement with the Secretary of State of the State of Delaware and the Secretary of State of the State of California (the “Effective Time”).

2.2    The Merger.    At the Effective Time, NurLogic shall be merged with and into Merger Sub and the separate corporate existence of NurLogic shall thereupon cease. Merger Sub shall be the Surviving Corporation in the Merger.

2.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware General Corporation Law (“Delaware Law”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights and property of NurLogic and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of NurLogic and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

ARTICLE III

CERTIFICATE OF INCORPORATION, BYLAWS AND

DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

3.1    Certificate of Incorporation.    At the Effective Time, the Certificate of Incorporation and Bylaws of Merger Sub shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation; provided, however, that at the Effective Time, the Certificate of Incorporation of Merger Sub shall be amended to change the name of Merger Sub to [Artisan Analog and Mixed Signal Corporation].

3.2    Directors and Officers.    The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

ARTICLE IV

MANNER AND BASIS OF CONVERTING SHARES

OF THE CONSTITUENT CORPORATIONS

4.1    Aggregate Merger Consideration; Effect on Capital Stock.    The value of the aggregate merger consideration shall be $21 million, subject to the adjustment as provided in Section 1.4(i) hereof (the “Aggregate Consideration”), and shall consist of Common Stock, $.001 par value per share, of Parent (“Parent Common Stock”) and cash. The portion of the Aggregate

Consideration consisting of Parent Common Stock and cash shall be referred to hereinafter as the “Stock Consideration” and the “Cash Consideration,” respectively. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, NurLogic, the holder of NurLogic Capital Stock or the holder of any options to acquire or receive shares of NurLogic Capital Stock, the following shall occur (which is intended to comply fully with the liquidation preference provisions set forth in the Articles of Incorporation of NurLogic, as amended through the date hereof):

(a)    Conversion of NurLogic Common Stock.    Each share of Nurlogic Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of NurLogic Common Stock to be canceled pursuant to Section 4.1(e) and any “Dissenting Shares” (as defined and to the extent provided in Section 4.2)) will be canceled and extinguished and be converted automatically into the right to receive cash in the amount of $0.44 (the “Common Cash Consideration”) and that number of shares of Parent Common Stock equal to the Options Exchange Ratio (as defined in Section 4.1(c) below), less the quotient obtained by dividing $0.44 by the Average Closing Price. The “Average Closing Price” shall mean the weighted average sales prices of the Parent Common Stock for the 10 trading days ending on and including the second day prior to the Closing Date upon surrender of the certificate representing such share of NurLogic Common Stock in the manner provided in Section 4.3.

(b)    Conversion of NurLogic Preferred Stock.    Each share of NurLogic Preferred issued and outstanding immediately prior to the Effective Time (other than any shares of NurLogic Preferred to be canceled pursuant to Section 4.1(e) and any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive a total consideration of $10.296 (the “Preferred Consideration”), consisting of $4.576 in cash (the “Preferred Cash Consideration”) and that number of shares of Parent Common Stock equal to the quotient obtained by dividing $5.72 by the Average Closing Price calculated to the fourth decimal. The Common Cash Consideration and Preferred Cash Consideration are collectively referred to herein as the Cash Consideration.

(c)    Conversion of NurLogic Options.    Each NurLogic Option granted immediately prior to the Effective Time (other than any NurLogic Options to be canceled pursuant to Section 4.1(e)) will remain outstanding and be converted automatically into the right to receive an option to purchase that number of shares of Parent Common Stock calculated to the fourth decimal equal to the quotient obtained by dividing (x) the quotient obtained by dividing (A) the sum of the Aggregate Consideration, plus the sum of the exercise prices for all NurLogic Options outstanding, minus the Preferred Consideration, by (B) the sum of the number of shares of NurLogic Common Stock outstanding as of the date of the Reorganization Agreement, plus the number of NurLogic Options outstanding, by (y) the Average Closing Price (the “Options Exchange Ratio”).

(d)    Escrow.    Twenty percent (20%) of the Aggregate Consideration to be issued at the Effective Time pursuant to Section 4.1(a) and (b) hereof in the form of Stock Consideration to be issued to the holders of NurLogic Common Stock shall be held in escrow on a pro rata basis (the “Escrow Amount”) pursuant to Article VIII of the Reorganization Agreement to compensate Parent and its affiliates (including the Surviving Corporation) for any “Losses” (as defined in Section 8.2 thereof) incurred in connection with this Agreement and the transactions contemplated hereby. All shares of Parent Common Stock contributed to the Escrow Fund shall be vested and not be subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation;

provided, however, that two-thirds (2/3) of the portion of the Escrow Amount contributed on behalf of each of the founders of NurLogic shall consist of vested Parent Common Stock and each of such founder’s remaining one-third (1/3) of his or her pro rata portion of the Escrow Amount shall consist of unvested Parent Common Stock that vests in whole or in part before any other shares of unvested Parent Common Stock to be held by such person immediately after the Effective Time.

(e)    Cancellation of Parent-Owned and NurLogic-Owned Stock.    Each share of NurLogic Capital Stock owned by Merger Sub, Parent, NurLogic or any direct or indirect wholly owned subsidiary of Parent or of NurLogic immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(f)    Stock Options.    At the Effective Time, all outstanding NurLogic Options (whether or not exercisable at such time) under NurLogic’s 1997 Stock Incentive Plan and 2000 Stock Incentive Plan (collectively, the “Option Plans”) or otherwise, shall remain outstanding following the Effective Time and shall be assumed by Parent in accordance with provisions described below.

(i)    Each NurLogic Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreement governing such NurLogic Option immediately prior to the Effective Time, except that (A) such NurLogic Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of NurLogic Common Stock that were issuable (in the event of full vesting) upon exercise of such NurLogic Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed NurLogic Option shall be equal to the quotient determined by dividing the exercise price per share of NurLogic Common Stock at which such NurLogic Option was exercisable immediately prior to the Effective Time by the Options Exchange Ratio, rounded up to the nearest whole cent.

(ii)    In the case of any NurLogic Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the “Code”) applies by reason of its qualification under Section 422 of the Code (“qualified stock option”), the option price, the number of shares purchasable pursuant to such assumed Parent Common Stock option and the terms and conditions of exercise of such assumed Parent Common Stock option shall be determined in order to comply with Section 424(a) of the Code.

(iii)    As soon as practicable after the Effective Time, Parent shall deliver to the holders of NurLogic Options appropriate notices setting forth such holders’ rights pursuant to the Option Plans, and the agreements evidencing the grants of such NurLogic Options shall be deemed to be appropriately amended so that such NurLogic Options shall represent rights to acquire Parent Common Stock on the same terms and conditions as contained in the outstanding NurLogic Options (subject to the adjustments required by this Section 4.1(f) after giving effect to the assumption by Parent as set forth above). Parent shall comply with the terms of the Option Plans and use commercially reasonable efforts to ensure, to the extent permitted by the Code and to the extent required by, and subject to the provisions of, the Option Plans, that NurLogic Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options of Parent after the Effective Time.

(iv)    Notwithstanding anything to the contrary in this Section 4.1, in lieu of assuming outstanding NurLogic Options in accordance with this Section 4.1(f), Parent may, at its election, cause such outstanding NurLogic Options to be replaced by issuing substantially similar replacement stock options in substitution therefor pursuant to a stock option plan of Parent, which is substantially similar to the Option Plans.

(g)    Preferred Warrant.    To the extent the NurLogic Warrant remains exercisable immediately prior to the Effective Time, the NurLogic Warrant shall, in connection with the Merger and pursuant to its terms, be terminated and shall not be assumed by Parent. After the Effective Time, any unexercised portion of the NurLogic Warrant shall not represent any right to purchase any NurLogic Capital Stock or any Parent Common Stock.

(h)    Adjustments to Exchange Ratios.    The Aggregate Consideration assumes that 437,063 shares of NurLogic Preferred (assuming the cancellation of the NurLogic Warrant), 5,754,279 shares of NurLogic Common Stock and NurLogic Options to acquire 4,155,951 shares of NurLogic Common Stock are outstanding as of the Closing Date. In the event that the actual capitalization of NurLogic differs from the foregoing in any respect, the number of Parent Common Stock into which NurLogic Common Stock, NurLogic Preferred and NurLogic Options will convert, respectively (the “Per Share Amount”), shall be adjusted proportionately. In addition, the respective Per Share Amount shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or NurLogic Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or NurLogic Capital Stock occurring after the date of the Reorganization Agreement and prior to the Effective Time.

(i)    Adjustment to Aggregate Consideration.    The value of the Aggregate Consideration shall be reduced, and the Common Cash Consideration shall be proportionately adjusted, by the amount by which the Cash Balance (as defined in Section 1.6(k) of the Reorganization Agreement) of NurLogic is less than $0 at the Effective Time.

(j)    Fractional Shares.    No fraction of a share of Parent Common Stock will be issued at the Effective Time, but in lieu thereof, each holder of shares of NurLogic Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction multiplied by (ii) the Average Closing Price.

4.2    Dissenters’ Rights.

(a)    Notwithstanding any provision of this Agreement to the contrary, any shares of NurLogic Capital Stock held by a holder who has demanded and perfected dissenters’ rights for such shares in accordance with Chapter 13 of the California Corporations Code (“California Law”) and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters’ rights (“Dissenting Shares”), shall not be converted into or represent a right to receive Parent

Common Stock and cash pursuant to Section 4.1, but the holder thereof shall only be entitled to such rights as are granted by California Law. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation.

(b)    Notwithstanding the provisions of Sections 4.1(a) and (b) hereof, if any holder of shares of NurLogic Capital Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash as provided in Section 4.1(a) or (b), as the case may be, without interest thereon, upon surrender of the certificate representing such shares.

(c)    NurLogic shall give Parent (i) prompt notice of any written demands for appraisal of any shares of NurLogic Capital Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by NurLogic and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. NurLogic shall not, except with the prior written consent of Parent, which will not be unreasonably withheld, voluntarily make any payment with respect to any demands for appraisal of capital stock of NurLogic or offer to settle or settle any such demands.

4.3    Surrender of Certificates.

(a)    Exchange Agent.    Prior to the Effective Time, Parent shall designate EquiServe Trust Company, N.A. to act as exchange agent (the “Exchange Agent”) in the Merger.

(b)    Parent to Provide Parent Common Stock.    Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Agreement, the aggregate number of shares of Parent Common Stock issuable and the Cash Consideration payable pursuant to Section 4.1 in exchange for outstanding shares of NurLogic Capital Stock; provided, however, that, on behalf of the holders of NurLogic Capital Stock, and pursuant to Article VIII of the Reorganization Agreement, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 4.1. The portion of the Escrow Amount contributed on behalf of each holder of NurLogic Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 4.1 by virtue of ownership of outstanding shares of NurLogic Capital Stock.

(c)    Exchange Procedures.    Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented outstanding shares of NurLogic Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock and cash pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and NurLogic may agree) and (ii) instructions for use in effecting the surrender of the

Certificates in exchange for certificates representing shares of Parent Common Stock and a portion of the Cash Consideration. Upon the surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder’s behalf pursuant to Article VIII of the Reorganization Agreement), plus a portion of the Cash Consideration in accordance with Section 4.1 to which such holder is entitled pursuant to Section 4.1, and the Certificate so surrendered shall forthwith be canceled. On the Effective Time, and subject to and in accordance with the provisions of Article VIII of the Reorganization Agreement, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VIII of the Reorganization Agreement) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. As set forth in Section 8.2(c)(iii) of the Reorganization Agreement, such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and such shares shall be available to compensate Parent as provided in Article VIII of the Reorganization Agreement. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of NurLogic Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock and a portion of the Cash Consideration into which such shares of NurLogic Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 4.1.

(d)    Distributions With Respect to Unexchanged Shares.    No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e)    Transfers of Ownership.    If any certificate for shares of Parent Common Stock is to be issued in and any Cash Consideration is to be paid to a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock and any payment of any Cash Consideration in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(f)    No Liability.    Notwithstanding anything to the contrary in this Section 4.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or NurLogic Capital Stock or recipient of any Cash

Consideration for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.4    No Further Ownership Rights in NurLogic Capital Stock.    All shares of Parent Common Stock issued and all payments of Cash Consideration upon the surrender for exchange of shares of NurLogic Capital Stock in accordance with the terms hereof (including any cash paid in respect of any fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of NurLogic Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of NurLogic Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

4.5    Lost, Stolen or Destroyed Certificates.    In the event any certificates evidencing shares of NurLogic Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and a portion of the Cash Consideration as may be required pursuant to Section 4.l; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

4.6    Tax and Accounting Consequences.    It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of Section 368(a) of the Code (and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368(a) of the Code) and (b) qualify for accounting treatment as a “purchase.”

4.7    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NurLogic and Merger Sub, the officers and directors of NurLogic and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE V

TERMINATION AND AMENDMENT

5.1    Termination.    Notwithstanding the approval of this Agreement by the sole stockholder of Merger Sub and shareholders of NurLogic, this Agreement may be terminated at any time prior to the Effective Time (i) by mutual agreement of the Boards of Directors of the Parent and NurLogic or (ii) if the weighted average sales price of the Parent Common Stock for any five (5) consecutive trading days is less than $6.50 at any time prior to the Closing Date.

5.2    Effect of Termination.    In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either NurLogic or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

5.3    Amendment.    This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either NurLogic or Merger Sub, but, after any such approval, no amendment shall be made which reduces the Aggregate Consideration or by law requires the further approval of the shareholders of NurLogic without obtaining such further approval. Notwithstanding the foregoing, this Agreement may not be amended after the Effective Time of the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

NURLOGIC DESIGN, INC.

By:
William R. Peavey, President

By:
Lora Laverty, Assistant Secretary

NURLOGIC DESIGN, INC.

By:
Mark R. Templeton, President and Chief Executive Officer

By:
Joy E. Leo, Secretary

VENICE ACQUISITION CORP.

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, Mark Templeton and Joy Leo, do hereby certify that:

1.    They are the President and Secretary of Venice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Artisan Components, Inc., a Delaware corporation (“Parent”).

2.    The Agreement of Merger attached to this Officers’ Certificate providing for the merger of NurLogic Design, Inc., a California corporation, with and into this corporation (the “Merger”), was duly approved by the Board of Directors and the sole stockholder of this corporation and by the Board of Directors of Parent.

3.    This corporation has one authorized class of capital stock, designated Common Stock, and the number of shares of such Common Stock outstanding as of the date hereof and entitled to vote upon the Merger is 1,000 shares.

4.    The principal terms of the Agreement of Merger were approved by this corporation by the vote of the sole stockholder owning 100% of the outstanding shares of the Common Stock of this corporation. The percentage vote required for such approval was more than 50%.

5.    Pursuant to the Delaware General Corporation Law, no vote of the stockholders of Parent was required in connection with the Merger, despite the issuance of securities of Parent in connection with the Merger.

Each of the undersigned declares under penalty of perjury that he or she has read the foregoing Officers’ Certificate and knows the contents thereof and that the same is true of his or her own knowledge.

Executed at Sunnyvale, California, on February     , 2003.

Mark R. Templeton, President and Chief Executive Officer

Joy E. Leo, Secretary

NURLOGIC DESIGN, INC.

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, William R. Peavey and Lora Laverty, hereby certify that:

1.    They are the President and Assistant Secretary, respectively, of NurLogic Design, Inc., a California corporation.

2.    The Agreement of Merger attached to this Officers’ Certificate providing for the merger of this corporation with and into Venice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Artisan Components, Inc., a Delaware corporation (the “Merger”), was duly approved by the Board of Directors and shareholders of this corporation.

3.    This corporation has two classes of authorized capital stock consisting of 15,000,000 shares of authorized Common Stock, of which 5,901,717 shares are issued and outstanding (the “NurLogic Common Stock”) and 5,000,000 shares of authorized Preferred Stock (the “NurLogic Preferred”), of which 875,000 shares have been designated Series A Preferred Stock and 437,063 shares of Series A Preferred Stock are issued and outstanding. The number of shares voting in favor of the Merger equaled or exceeded the vote required.

4.    The required vote was: at least a majority of the outstanding shares of (a) NurLogic Common Stock voting separately as a single class and (b) NurLogic Preferred voting separately as a single class (with each share of NurLogic Preferred being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote pursuant to this corporation’s Articles of Incorporation), as required under the Articles of Incorporation of this corporation and the California General Corporation Law.

Each of the undersigned declares under penalty of perjury that he or she has read the foregoing Officers’ Certificate and knows the contents thereof and that the same is true of his or her own knowledge.

Executed at                 , California, on February     , 2003.

William R. Peavey, President

Lora Laverty, Assistant Secretary

Exhibit E

CERTIFICATE OF INCORPORATION

OF

VENICE ACQUISITION CORP.

ARTICLE I.

The name of this corporation is Venice Acquisition Corp.

ARTICLE II.

The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

This corporation is authorized to issue one class of stock, designated “Common Stock.” The total number of shares that this corporation is authorized to issue is 1,000 shares, par value $.001 per share.

ARTICLE V.

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI.

The Corporation is to have perpetual existence.

ARTICLE VII.

1.    Limitation of Liability.    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

2.    Indemnification.    The corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the corporation, or any predecessor of the corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

3.    Amendments.    Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE IX.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X.

The name and mailing address of the incorporator are:

Jenny C. Yeh

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304-1050

* * *

Exhibit F

ARTISAN COMPONENTS, INC.

DECLARATION OF REGISTRATION RIGHTS

This Declaration of Registration Rights (“Declaration”) is made as of February     , 2003, by Artisan Components, Inc., a Delaware corporation (“Parent”), for the benefit of shareholders of NurLogic Design, Inc., a California corporation (the “Company”), acquiring shares of Parent Common Stock and cash pursuant to that Agreement and Plan of Reorganization dated as of October 18, 2002 (the “Reorganization Agreement”), as amended, among the Company, Parent and Venice Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and pursuant to the related Merger Agreement (the “Merger Agreement”) between the Company and Merger Sub and in consideration of such shareholders’ approving the principal terms of the Reorganization Agreement and the transactions contemplated thereby.

WHEREAS, it is a condition to the Company’s obligation to consummate the Merger that Parent enter into this Agreement.

1.    Definitions.    As used in this Declaration:

(a)    “Effective Date” means the date of acceptance by the Delaware Secretary of State of the Merger Agreement.

(b)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)    “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC, which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

(d)    “Holder” means a shareholder of the Company to whom shares of Common Stock of Parent and cash are issued and paid pursuant to the Reorganization Agreement or a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 6 of this Declaration.

(e)    “Registrable Securities” means for each Holder, the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement at the Effective Time, and for all Holders the sum of the Registrable Securities held by them; provided, however, that such shares of Parent Common Stock held by a particular Holder shall cease to be Registrable Securities (i) after a registration statement on Form S-3 with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement and with Section 2 hereof or (ii) at such time as such Holder is able to sell such shares (including all Registrable Securities held by

Affiliates of such Holder, as defined pursuant to Rule 144 of the Securities Act) in their entirety within a single 90 day period under Rule 144 of the Securities Act.

(f)    “Securities Act” means the Securities Act of 1933, as amended.

(g)    “SEC” means the United States Securities and Exchange Commission.

Terms not otherwise defined herein have the meanings given to them in the Reorganization Agreement.

2.    Registration on Form S-3.    In the event that Parent does not obtain an exemption from registration pursuant to Section 3(a)(10) of the Securities Act prior to the Effective Date or Parent, Company and the Holder agree to withdraw Parent’s application to obtain a Section 3(a)(10) permit prior to the Effective Date:

(a)    Parent shall use its best efforts to cause the Registrable Securities then held by each Holder to be registered under the Securities Act so as to permit the sale thereof. In connection therewith, Parent shall prepare and file with the SEC a registration statement on Form S-3 (or any successor form to Form S-3, or if Form S-3 is not available, another appropriate form) covering all Registrable Securities no later than the later to occur of (i) the date 45 days after the date that Parent and the Company mutually agree that the Registrable Securities will not be issued pursuant to a Section 3(a)(10) permit or (ii) the Effective Date. The following requirements are conditions precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder: (i) each Holder shall provide all such information and materials regarding such Holder and take all such action as may be required by a Holder under applicable laws and regulations in order to permit Parent to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such registration statement and (ii) audited financial statements of the Company for the period ended November 30, 2002 are available. The offerings made pursuant to such registration shall not be required to be underwritten.

(b)    Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2(a) hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing (and shall request acceleration of effectiveness of such registration statement by the SEC no later than 24 hours after receiving notice from the SEC that it will not review the registration statement or that any SEC comments have been resolved to the satisfaction of the SEC) and to keep such registration statement effective until the earlier to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the 12 month anniversary of the Effective Date; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement; (iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

3.    Suspension of Prospectus.    Under any registration statement filed pursuant to Section 2 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be materially detrimental to Parent. In the event of the delivery of the notice described above by Parent, Parent shall use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not be exercised by Parent more than two times in any four month period and shall not exceed 60 days in the aggregate (during the period the registration statement is otherwise required to remain effective specified in Section 2(b) above) and no longer than 20 days as to any single delay.

4.    Expenses.    All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, the Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees and the reasonable fees and disbursements of Parent’s outside counsel and independent accountants shall be paid by Parent. Parent shall not be responsible for any legal fees for any Holder or any selling expenses of any Holder (including, without limitation, any broker’s fees or commissions). Notwithstanding the foregoing, in the event that at Parent’s election the sale of the Registrable Securities occurs in a registration conducted as a firm commitment underwritten offering, Parent shall also pay the underwritten discounts and commissions of any Registrable Securities of any Holder who participates therein.

5.    Indemnification.    In the event of any offering registered pursuant to this Declaration:

(a)    Parent will indemnify each Holder, each of its officers, directors and partners and such Holder’s legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Seller Indemnified Party”), with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that Parent will not be liable to any Seller Indemnified Party to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by any Seller Indemnified Party to Parent in an instrument duly executed by such Seller Indemnified Party and stated to be specifically for use therein.

(b)  Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers who have signed the registration statement and its legal counsel and independent accountants, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each a “Parent Indemnified Party”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Parent Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds (after deducting reasonable commissions) received by each such Holder of Registrable Securities sold as contemplated herein.

(c)    Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is compared as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)    The obligations of Parent and each Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

(e)    Notwithstanding the foregoing, to the extent the provisions of this Section 5 are inconsistent with or conflict with the terms of any indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

6.    Limitation on Assignment of Registration Rights.    The rights to cause Parent to register Registrable Securities pursuant to this Declaration may not be assigned by a Holder unless such a transfer is to shareholders, partners or retired partners, or members or retired members of a Holder (including spouses and ancestors, lineal descendants, and siblings of such shareholders, partners, members or spouses who acquire Registrable Securities by right, will or intestate succession) or with the prior consent of Parent. Prior to a permitted transfer of registration rights under this Declaration, Holder must furnish Parent with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Declaration shall be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act.

7.    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as

Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8.    Reports Under Exchange Act.    Subject to Section 2 of this Agreement, Parent agrees to:

(a)    use its best efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

(b)    furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

9.    Amendment of Registration Rights.    Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.

10.    Governing Law.    This Declaration shall be governed in all respects by and construed in accordance with the laws of the State of Delaware.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Declaration of Registration Rights is executed as of the date first above written.

ARTISAN COMPONENTS, INC.

By:
Mark R. Templeton Chief Executive Officer and President

Exhibit G

February 19, 2003

NurLogic Design, Inc.

5580 Morehouse Drive

San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Artisan Components, Inc., a Delaware corporation (“Parent”), in connection with the merger (the “Merger”) of NurLogic Design, Inc., a California corporation (“NurLogic”), with and into Venice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the Agreement and Plan of Reorganization by and among Parent, Merger Sub and NurLogic dated as of October 18, 2002, as amended (the “Agreement”). This opinion is furnished to you pursuant to Section 7.2(c) of the Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meanings given to them in the Agreement.

We have acted as counsel for Parent and Merger Sub in connection with the negotiation of the Agreement and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purposes of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings, which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures (other than the respective signatures of the officers of Parent and Merger Sub) on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents by any party other than Parent and Merger Sub where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expressions “to our knowledge” or similar language with reference to matters of fact means that, without any independent factual investigation, we find no reason to believe that such matters are inaccurate. Further, the expression “to our knowledge” with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Parent and Merger Sub in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Parent and Merger Sub or the rendering of the opinions set forth below.

NurLogic Design, Inc.

For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreement and we assume that the representations and warranties made by you in the Agreement and pursuant thereto are true and correct.

The opinions hereinafter expressed are subject to the following qualifications:

A.	We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

B.	We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar federal or state laws affecting the rights of creditors;

C.	We have assumed that there are no documents, agreements, understandings or negotiations between or among NurLogic, Parent or Merger Sub which would expand, modify or otherwise affect the respective rights and obligations of the parties set forth in the Agreement, the Merger Agreement between NurLogic and Merger Sub (the “Merger Agreement”) or the other agreements referred to therein;

D.	We express no opinion as to (i) any registration, qualification, anti-fraud or other requirements or provisions of applicable federal or state securities laws, (ii) compliance with federal or state anti-trust laws, (iii) any consequences under federal, state or local tax laws, or (iv) the enforceability of any employment or noncompetition agreement;

E.	We express no opinion as to the enforceability of any of the agreements attached as exhibits to the Agreement;

F.	We express no opinion as to the enforceability of contractual provisions that purport to indemnify any party against or to exonerate or release any party from (i) liability for a party’s wrongful or negligent acts, (ii) liability for attorneys’ fees or expenses arising from or related to such liability or actions or (iii) the indemnification provisions of Section 5 of the Declaration of Registration Rights to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

G.

We note that Section 10.8 of the Agreement selects the laws of the State of California to govern the Agreement and the laws of the State of Delaware to govern the Merger Agreement. We express no opinion as to whether the laws of any particular jurisdiction apply to any of the agreements or other matters addressed in this opinion. Solely for purposes of this opinion, we have assumed

NurLogic Design, Inc.

that the internal laws of the State of California as applied to a contract made between residents of California present in California when the contract is made (and without regard to principles of conflicts of law) apply exclusively to govern the Agreement and Merger Agreement;

H.	We are members of the Bar of the State of California and federal law and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California. We are admitted to practice law only in the State of California. Accordingly, the opinions expressed herein are limited in all respects to existing laws of the State of California, applicable federal laws of the United States and the General Corporation Law of the State of Delaware. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of standard compilations of such laws. We have made no inquiry or confirmation thereof, and we have made no inquiry into, and express no opinion as to, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Agreement of non-compliance under any such statutes, regulations, treaties or common laws; and

I.	Certain assumption and qualifications are implicit in opinions of attorneys, as referred to in several opinion letter reports of certain committees of the California State Bar, and the listing of certain specific qualifications and assumptions in this opinion shall not be considered to limit or preclude our reliance on other qualifications and assumptions otherwise deemed to be included by standard practice of California attorneys. No opinion shall be implied in this letter beyond the specific statements made herein.

Based upon and subject to the foregoing, and as except as set forth in the Agreement, we are of the opinion that:

1.    Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona, California, Delaware and Massachusetts. Each of Parent and Merger Sub has the corporate power and authority to own its properties and to carry on its business as now being conducted.

2.    Parent and Merger Sub each have all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Agreement and the Merger Agreement and to consummate the transactions contemplated thereby.

3.    The execution and delivery of the Agreement, the Merger Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all

NurLogic Design, Inc.

necessary corporate action on the part of Parent and Merger Sub, their respective boards of directors and Merger Sub’s sole stockholder. Each of the Agreement and the Merger Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a legally valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

4.    The execution and delivery of the Agreement and the Merger Agreement do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or result in any violation of or default (with or without notice or lapse of time, or both), under any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or, to our knowledge, any judgment, order or decree of any court or arbitrator to which Parent or Merger Sub is a party or subject, or (ii) to our knowledge, violate any provision of federal or Delaware corporate law applicable to the Parent or Merger Sub. No consent, waiver, approval, order or authorization of, or registration, permit, order, designation, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Agreement or the consummation by Parent and Merger Sub of the transactions contemplated thereby except for (a) the filing of the Merger Agreement with the Secretary of State of California and Secretary of State of Delaware or (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

5.    The shares of Parent Common Stock to be issued on conversion of Company Common Stock in the Merger and upon exercise of Company Options to be assumed by Parent pursuant to the Merger will, when issued and delivered in accordance with the Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent; provided, however, that such shares are subject to such restrictions as are expressly set forth in the Agreement and the Affiliate Agreements, and to restrictions on transfer under applicable state and federal securities laws.

6.    To our knowledge, there is no action, proceeding, or investigation pending against Parent or Merger Sub, or as to which Parent or Merger Sub has received any notice of assertion against Parent or Merger Sub, before any court or administrative agency that seeks to enjoin or otherwise questions or challenges the validity of the Agreement or the Merger Agreement or the transactions contemplated thereby, or that, if adversely determined, could reasonably be expected to have a material adverse effect on Parent or Merger Sub or their respective businesses or properties, taken as a whole.

7.    Upon the filing of the Merger Agreement with the California Secretary of State and Delaware Secretary of State, the Merger will become effective under the Delaware General Corporation Law.

NurLogic Design, Inc.

The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

Exhibit H

[STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

February 19, 2003

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Ladies and Gentlemen:

We have acted as counsel to NurLogic Design, Inc., a California corporation (the “Company”), in connection with the execution and delivery by the Company of (i) that certain Agreement and Plan of Reorganization dated as of October 18, 2002 (the “Agreement”) by and among the Company, Artisan Components, Inc., a Delaware corporation (“Parent”) and Venice Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and (ii) that certain Merger Agreement between the Company and Merger Sub dated as of the Closing Date (the “Merger Agreement”), and the effectuation of the Merger. This opinion is being delivered pursuant to Section 7.3(d) of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that there are no other documents or agreements between the Company, Parent and/or Merger Sub which would expand or otherwise modify the respective rights and obligations of such parties as set forth in the Agreement or Merger Agreement and the documents respectively required or contemplated thereby.

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures (other than signatures of officers of the Company). We also have assumed that, with respect to all parties to agreements or instruments relevant hereto (other than the Company), such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

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As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and the other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advises of public officials. In addition, the opinions regarding the Company’s capitalization have been rendered in reliance upon (i) the Company’s stock journals, (ii) minutes of the meetings of the Company’s board of directors and the Company’s compensation committee and written consents wherein the board and/or the compensation committee has granted stock options and issued capital stock or other securities, and (iii) our verification of stock certificates, stock option agreements, stock purchase agreements, warrant agreements, convertible promissory notes and relevant state and federal securities filings.

Whenever a statement herein is qualified by “known to us,” “to our current actual knowledge,” or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

Based upon the foregoing, and subject to the additional assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

2.    The Company has the corporate power and authority to own, operate and lease (as applicable) its properties and assets, to carry on its business as presently conducted, and to enter into the Agreement and the Merger Agreement and perform its respective obligations thereunder.

3.    The Agreement, the Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its board of directors and its shareholders, and the Agreement and the Merger Agreement have been duly executed and delivered by the Company.

4.    Each of the Agreement and the Merger Agreement is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

5.    As of the date hereof, the authorized capital stock of the Company consisted of 15,000,000 shares of authorized Common Stock, of which 5,901,717 shares were issued and outstanding, and 5,000,000 shares of authorized Preferred Stock, of which 875,000 shares had been designated as Series A Preferred Stock and 437,063 shares of Series A Preferred Stock were issued and outstanding. As of the date hereof, there were 3,944,324 Company Options outstanding, and, based solely on our review of minutes of the meetings of the Company’s compensation committee on January 13, 2003 and February 8, 2003, it is our understanding that, immediately prior to the consummation of the Merger, an additional 2,517,700 Company Options (the “Additional Company Options”) will be granted and become outstanding (for a total of 6,462,024 Company Options). All shares of the Company’s capital stock outstanding as of the date hereof have been duly authorized and validly issued, and were fully paid and nonassessable. Except as disclosed in or contemplated by the Agreement or the exhibits and schedules delivered in connection therewith, and as set forth above, as of the date hereof, there were, to our current actual knowledge, (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which the Company is or may be obligated to issue shares of its capital stock, and (b) no preemptive or similar rights to subscribe for or to purchase capital stock of the Company.

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6.    Except as disclosed in or contemplated by the Agreement or the exhibits and schedules delivered in connection therewith, as of the date hereof, to our current actual knowledge, no shareholder of the Company (other than Rambus, Inc., a Delaware corporation) holds rights to cause such shareholder’s securities in the Company to be registered under the Securities Act of 1933, as amended, or holds information rights, special voting rights, rights of co-sale, rights to maintain equity percentage or preemptive rights, rights of first refusal, management rights, board observation rights, operational covenants or similar rights, or liquidation preferences.

7.    The execution and delivery of the Agreement and the Merger Agreement and the performance by the Company of their respective terms (a) do not breach or result in a violation of the Company’s Articles of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the Company is a party or is subject and (b) to our current actual knowledge, do not violate any provision of federal or California corporate law applicable to the Company.

8.    No consent, waiver, permit, order, approval or authorization of, or registration, designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Agreement, the Merger Agreement or the transactions contemplated thereunder, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

9.    Except as disclosed in the Agreement or the Merger Agreement or the respective exhibits and schedules delivered in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company in any court or before any governmental authority or agency, or arbitration board or tribunal (a) which seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge the Agreement or the Merger Agreement or any of the transactions contemplated thereby, or (b) which, if adversely determined, could reasonably be expected to have a material adverse effect on the Company or its business or properties (taken as a whole).

The foregoing opinions are subject to the following:

a.    We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies or general equitable principles (regardless of whether any such remedy or principle is considered in a proceeding at law or in equity);

b.    We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar federal or state laws relating to or affecting the rights of creditors;

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c.    We expressly do not comment upon or render any opinion with respect to any documents attached to the Agreement or the Merger Agreement;

d.    We express no opinion regarding the compliance with federal and state securities laws with respect to the grant of the Additional Company Options.

e.    We call your attention to the fact that Section 10.8 of the Agreement states that the Agreement is governed by California law and that the Merger Agreement is governed by Delaware law. We express no opinion as to whether the laws of any particular jurisdiction apply to any of the agreements or other matters addressed in this opinion. Solely for purposes of this opinion, we have assumed that the internal laws of the State of California and federal law as applied to a contract made between residents of California present in California when the contract is made (and without regard to principles of conflicts of law) apply exclusively to govern the Agreement and the Merger Agreement;

f.    We express no opinion as to the enforceability of contractual provisions that purport to indemnify any party against or to exonerate or release any party from (i) liability for a party’s wrongful or negligent acts, (ii) liability for attorneys’ fees or expenses arising from or related to such liability or actions or (iii) the indemnification provisions of Section 5 of the Declaration of Registration Rights to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

g.    The unenforceability in certain circumstances of provisions waiving broadly or vaguely stated rights, statutory or other rights representing public policy, or unknown future rights and of provisions that rights or remedies are not exclusive;

h.    The effect of California Civil Code Section 1670.5 which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made;

i.    We express no opinion regarding the enforceability of the choice of law provisions of Section 10.8 of the Agreement;

j.    We express no opinion as to (i) any registration, qualification, anti-fraud or other requirements or provisions of applicable federal or state securities laws, (ii) compliance with federal or state anti-trust laws, (iii) any consequences under federal, state or local tax laws, or (iv) the enforceability of any employment or noncompetition agreement;

k.    Certain assumption and qualifications are implicit in opinions of attorneys, as referred to in several opinion letter reports of certain committees of the California State Bar, and the listing of certain specific qualifications and assumptions in this opinion shall not be considered to limit or preclude our reliance on other qualifications and assumptions otherwise deemed to be included by standard practice of California attorneys. No opinion shall be implied in this letter beyond the specific statements made herein; and

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l.    We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to laws of any jurisdiction other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the State of California. We are admitted to practice law only in the State of California. Accordingly, the opinions expressed herein are limited in all respects to existing laws of the State of California, applicable federal laws of the United States and the Delaware General Corporation Law. As you know, we are not licensed to practice law in the State of Delaware, and our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of standard compilations of such laws. We have made no inquiry or confirmation thereof, and we have made no inquiry into, and express no opinion as to, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Agreement of non-compliance under any such statutes, regulations, treaties or common laws.

The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

Exhibit I

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is made and entered into as of February             , 2003, by and among Artisan Components, Inc., a Delaware corporation (“Parent”), Venice Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), NurLogic Design, Inc., a California corporation (the “Company”), U.S. Bank, N.A. (“Escrow Agent”) and William R. Peavey (the “Securityholder Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

RECITALS

A. The Parent, the Merger Sub and the Company are parties to that certain Agreement and Plan of Reorganization dated October 18, 2002, as amended (the “Reorganization Agreement”), which provides for the merger of the Company with and into Merger Sub (the “Merger”). Pursuant to the Merger, all outstanding shares of capital stock of the Company (the “Company Capital Stock”) will be converted into the right to receive the consideration set forth in the Reorganization Agreement, and Merger Sub as the surviving entity will succeed to all of the rights and liabilities of the Company. The surviving entity is referred to herein upon occasion as the “Surviving Corporation.”

B. Certain representations, warranties, covenants, agreements and indemnities of the Company are set forth in the Reorganization Agreement.

C. One of the conditions to the closing of the Merger, as set forth in the Reorganization Agreement, is the execution and delivery of this Escrow Agreement.

D. Of the shares of Parent Common Stock to be issued upon the closing of the Merger (the “Effective Time” and the date upon which the Effective Time occurs, the “Closing Date”) pursuant to Section 1.6(a) of the Reorganization Agreement,                    shares shall be held in escrow (the “Escrow Amount”), pursuant to this Escrow Agreement and the Reorganization Agreement to secure and satisfy claims of indemnification by Parent and its affiliates (including the Surviving Corporation) for any “Losses” (as defined below) incurred under the provisions of the Reorganization Agreement and the transactions contemplated thereby.

E. This Escrow Agreement sets forth the basis on which the Escrow Agent will receive and hold, and make disbursements from, the Escrow Fund and the duties for which the Escrow Agent will be responsible.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Appointment. The Parent, Company and the Securityholder Agent hereby appoint U.S. Bank, N.A. to act as escrow agent to serve in such capacity in accordance with the terms and conditions set forth in this Escrow Agreement. Escrow Agent hereby accepts such appointment.

2. Reorganization Agreement. The Escrow Agent acknowledges receipt of a copy of the Reorganization Agreement. However, the Escrow Agent is not charged with any duties or responsibilities with respect to the Reorganization Agreement, notwithstanding any provision of the Reorganization Agreement to the contrary.

3. Escrow Amount. As soon as practicable after the Effective Time, the Escrow Amount without any act of any holder of Company Common Stock (collectively, the “Escrow Participants”), will be deposited by Parent with Escrow Agent, such deposit to constitute an escrow fund (the “Escrow Fund”) to be governed by the terms set forth in the Reorganization Agreement and in this Escrow Agreement. The portion of the Escrow Amount contributed on behalf of each Escrow Participant shall be in proportion to the aggregate number of shares of Parent Common Stock, which such Escrow Participant would otherwise be entitled under Section 1.6(a) of the Reorganization Agreement and shall be in the respective share amounts and percentages listed on the schedule executed and delivered by the Company (the “Closing Date Payment Schedule”) attached hereto as Schedule A and reflecting, as of the Effective Time for each Escrow Participant, the number of shares of Company Capital Stock held of record, the aggregate number of shares of Parent Common Stock payable to such Escrow Participant in the Merger, the number of such shares payable promptly after the Effective Time and payable into the Escrow Fund, the amount payable to such Escrow Participant for any fractional shares, the stock certificate numbers held by each such person and such person’s federal tax identification number to the extent such number is known. All shares of Parent Common Stock contributed to the Escrow Fund shall be vested and not be subject to any right of repurchase, risk of forfeiture or other condition in favor of the Surviving Corporation; provided however, that two-thirds (2/3) of the portion of the Escrow Amount contributed on behalf of each of the Company Affiliates shall consist of vested Parent Common Stock, and each of such Company Affiliate’s remaining one-third (1/3) of his or her pro rata portion of the Escrow Amount shall consist of unvested Parent Common Stock that vests in whole or in part before any other shares of unvested Parent Common Stock to be held by such person immediately after the Effective Time.

The Escrow Fund shall be available to compensate Parent and its affiliates (including the Surviving Corporation) for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company contained in the Reorganization Agreement (or in any certificate, instrument, schedule or document attached to the Reorganization Agreement and delivered by the Company in connection with the Merger) determined without regard to any materiality qualifiers, including without limitation “Material Adverse Effect” (as defined in the Reorganization Agreement or (ii) any failure by the Company to perform or comply with any covenant contained in the Reorganization Agreement (or in any certificate, instrument, schedule or document attached to the Reorganization Agreement and delivered by the Company in connection with the Merger); provided any such claims must be asserted on or before 5:00 p.m. (California Time) on the date which is two years following the date hereof (the “Expiration Date”); provided, however, that the inaccuracy of any representation or the breach of any warranty by the Company (i) that results from fraud or (ii) contained in Section 2.10 of the Reorganization Agreement (Tax and Other Returns and Reports) shall survive for the applicable statute of limitations. Losses incurred by the Parent shall be satisfied by the Escrow Fund in accordance with the procedures set forth in Sections 5 and 6 of this Escrow Agreement.

4. Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective

Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the “Escrow Period”); provided, however, that the Escrow Period shall not terminate with respect to such amount (or some portion thereof), that is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 6 hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer’s Certificate (as defined below) delivered to the Escrow Agent prior to termination of such Escrow Period (“Pending Claims”). Notwithstanding the foregoing, the Escrow Period shall not terminate with respect to such amount that is necessary in the reasonable judgment of Parent, at its sole discretion without any right of objection by the Securityholder Agent, with respect to any unsatisfied claims directly or indirectly related to the patent infringement lawsuit filed by STMicroelectronics, Inc. against Broadcom Corporation on November 7, 2002 (including any subsequent amendments thereto) existing prior to the termination of such Escrow Period as specified in any Officer’s Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period. As soon as all such claims have been resolved, as evidenced by written memorandum of the Securityholder Agent and Parent, the Escrow Agent shall deliver to the Escrow Participants the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Escrow Participants pursuant to this Section 4 shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth on the Closing Date Payment Schedule). At all times during the Escrow Period, the Escrow Participants shall be deemed to be the record holders of their respective shares of the Parent Common Stock comprising the Escrow Amount.

5. Claims Upon Escrow Fund.

(a) Upon receipt by the Escrow Agent at any time on or before the Expiration Date of a certificate signed by any officer of Parent (an “Officer’s Certificate”) set forth on Schedule B hereof or such officers’ successors, the identity of whom the Escrow Agent shall be informed by a writing signed by another Parent officer: (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 6 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. Provided, however, that the Escrow Agent shall not pay any Losses until all Losses subject to all Officer’s Certificates shall exceed $50,000 in the aggregate (provided, however, that such threshold shall not apply to Losses incurred as a result of intentional fraud, bad faith or willful misconduct, or any inaccuracy in or breach Section 2.10 of the Reorganization Agreement (Tax and Other Returns and Reports)).

(b) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 5(a) hereof, the shares of Parent Common Stock shall be valued at the Average Closing Price. Parent and the Securityholder Agent shall certify such determined value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

(c) The Company acknowledges that the Parent is required to file the Company Financial Statements, unaudited interim financial statements of the Company and pro forma financial statements of the Company and Parent with the SEC by the requirements of the Exchange Act and that such filing will not occur until after the Effective Time. If the staff of the SEC undertakes a review of the Parent’s filing, including any Company Financials or any pro forma financial statements based upon the Company Financials and requires any restatement of total revenue or deferred revenue set forth in the Company Financials or any pro forma financial statements based upon the Company Financials (for the fiscal year ended May 31, 2002) or any subsequent unaudited interim financial statements of the Company, the Company and Parent agree such restatement would be a breach of the Company’s representations set forth in Section 2.7 of the Reorganization Agreement and that Parent will have suffered Loss(es). The parties also agree that the Loss(es) suffered by the Parent, its officers, directors, or affiliates (including the Surviving Corporation) shall include any “SEC Adjustments.” For purposes of this Escrow Agreement, “SEC Adjustments” shall equal (i) 1.9895 multiplied by (ii) a factor equal to (A) a percent to annualize the period to which the SEC Adjustments applies (for example, 0.8 for five quarters) in the event that such period shall be equal to or greater than four (4) fiscal quarters or (B) the absolute value of the SEC Adjustments in the event that such period shall be shorter than four (4) fiscal quarters, multiplied by (iii) the aggregate of the net amounts of the differences of (A) total revenue plus deferred revenue of the Company as reported prior to the date of the initial filing with the SEC and (B) the corresponding amount of total revenue plus deferred revenue of the Company reported in the Parent’s amended filing with the SEC, after reflecting the comments of the staff of the SEC (the “Revenue Delta”), to the extent the Revenue Delta exceeds $100,000.

6. Objections to Claims. At the time of delivery of any Officer’s Certificate to the Escrow Agent, Parent shall deliver a duplicate copy of such certificate to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall not deliver to Parent any Escrow Amounts pursuant to Section 5 hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 5 hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

7. Third Party Claims.

(a) If any third party shall notify Parent or its affiliates hereto with respect to any matter (hereinafter referred to as a “Third Party Claim”), which may give rise to a claim by Parent against the Escrow Fund, then Parent shall give notice to the Securityholder Agent within 30 days of Parent becoming aware of any such Third Party Claim or of facts upon which any such Third Party Claim will be based (but in all events, at least five business days prior to the date that an answer to such Third Party Claim is due to be filed) setting forth such material information with respect to the Third Party Claim as is reasonably available to Parent; provided, however, that no delay or failure on the part of Parent in notifying the Securityholder Agent shall relieve the Securityholder Agent and the Escrow Participants from any obligation hereunder unless the Securityholder Agent and the Escrow Participants are thereby materially prejudiced (and then solely to the extent of such prejudice). The Securityholder Agent and the Escrow Participants shall not be liable for any attorneys fees and expenses incurred by Parent prior to Parent’s giving notice to the Securityholder Agent of a Third Party Claim. The notice from Parent to the Securityholder Agent shall set forth such material information with respect to the Third Party Claim as is then reasonably available to Parent.

(b) In case any Third Party Claim is asserted against Parent or its affiliates, and Parent notifies the Securityholder Agent thereof pursuant to Section 5(a) hereinabove, the Securityholder Agent and the Escrow Participants will be entitled, if the Securityholder Agent so elect by written notice delivered to Parent within 30 days after receiving Parent’s notice, to assume the defense thereof, at the expense of the Escrow Participants independent of the Escrow Fund, with counsel reasonably satisfactory to Parent, so long as:

(i) Parent has reasonably determined that Losses which may be incurred as a result of the Third Party Claim do not exceed either individually, or when aggregated with all other Third Party Claims, the total dollar value of the Escrow Fund determined in accordance with Section 5(b) hereof;

(ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; and

(iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of Parent, likely to establish a precedential custom or practice materially adverse to the continuing business interests of Parent.

If the Securityholder Agent and the Escrow Participants so assume any such defense, the Securityholder Agent and the Escrow Participants shall conduct the defense of the Third Party Claim actively and diligently. The Securityholder Agent and the Escrow Participants shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of Parent and/or its affiliates, as applicable.

(c) In the event that the Securityholder Agent assumes the defense of the Third Party Claim in accordance with Section 7(b) above, Parent or its affiliates may retain separate counsel and participate in the defense of the Third Party Claim, but the fees and expenses of such counsel shall be at the expense of Parent unless Parent or its affiliates shall reasonably determine that there is a material conflict of interest between or among Parent or its affiliates and the Securityholder Agent and the Escrow Participants with respect to such Third Party Claim, in which case the reasonable fees and expenses of such counsel will be borne by the Securityholder Agent and the Escrow Participants out of the Escrow Fund. Parent or its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent. Parent will cooperate in the defense of the Third Party Claim and will provide full access to documents, assets, properties, books and records reasonably requested by Securityholder Agent and material to the claim and will make available all officers, directors and employees reasonably requested by Securityholder Agent for investigation, depositions and trial.

(d) In the event that the Securityholder Agent fails or elects not to assume the defense of Parent or its affiliates against such Third Party Claim, which Securityholder Agent had the right to assume under Section 7(b) above, Parent or its affiliates shall have the right to undertake the defense and Parent shall not compromise or settle such Third Party Claim or consent to entry of any judgment in respect thereof without the prior written consent of the Securityholder Agent. In the event that the Securityholder Agent is not entitled to assume the defense of Parent or its affiliates against such Third Party Claim pursuant to Section 7(b) above, Parent or its affiliates shall have the right to undertake the defense, consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may deem appropriate (and Parent or its affiliates need not consult with, or obtain any consent from, the Securityholder Agent in connection therewith); provided, however, that except with the written consent of the Securityholder Agent, no settlement of any such claim or consent to the entry of any judgment with respect to such Third Party Claim shall alone be determinative of the validity of the claim against the Escrow Fund. In each case, Parent or its affiliates shall conduct the defense of the Third Party Claim actively and diligently, and the Securityholder Agent will cooperate with Parent or its affiliates, and will use his best efforts to cause the Escrow Participants, to cooperate in the defense of that claim, will provide full access to documents, assets, properties, books and records reasonably requested by Parent and material to the claim and will make available all individuals reasonably requested by Parent for investigation, depositions and trial.

8. Resolution of Conflicts; Arbitration.

(a) In case the Securityholder Agent shall object in writing to any claim or claims made in any Officer’s Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

(b) If no such agreement can be reached after good faith negotiation, and in any event not later than sixty (60) days after receipt of the written objection of the Securityholder Agent, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Any such arbitration shall be held in Santa Clara County, California if the demand for arbitration is made by the Securityholder Agent, and in San Diego County, California if the demand for arbitration is made by the Parent. Such arbitration shall be held under the American Arbitration Association Commercial Arbitration Rules then in effect. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent, meaning that they may not be current or former employees or consultants or the Parent, Merger Sub, Company or Surviving Corporation. The arbitrators must disclose any circumstances likely to affect their independence pursuant to Rule 19 of the American Arbitration Association Commercial Arbitration Rules. The period of discovery shall be limited to 60 days and limited to relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer’s Certificate shall be binding and conclusive upon the parties to this Escrow Agreement, and notwithstanding anything in Section 6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

(c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. For purposes of this Section 8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer’s Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent the sum of one-half (½) or less of the disputed amount plus any amounts not in dispute; otherwise, the Escrow Participants as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. Each party to an arbitration shall pay its own expenses and one half of (i) the fees of each arbitrator and (ii) the administrative costs of the arbitration.

9. Protection of the Escrow Fund.

(a) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Escrow Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(b) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split or stock dividend) (“New Shares”) in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the Escrow Participants who are the holders of record thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the Escrow Participants who are the holders of record thereof.

(c) Each Escrow Participant shall be deemed the record holder of, and shall have voting, dividend, distribution and all other rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such holder (and on any voting securities and other equity securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

10. Appointment of Securityholder Agent; Power of Attorney.

(a) Without further act of any Escrow Participant, William R. Peavey, the Securityholder Agent, has been appointed as agent and attorney-in-fact for each Escrow Participant (except such Escrow Participants, if any, as shall have perfected their dissenters’ rights under California Law and a list of whom shall be provided to the Escrow Agent with evidence of the exercise of such dissenters’ rights), for and on behalf of Escrow Participants, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. The true and correct signatures of the Securityholder Agent shall be set forth on Schedule C hereof. Such agency may be changed by the Escrow Participants from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the person acting as Securityholder Agent may not be removed unless holders of a majority in interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of the Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. The reasonable legal fees and expenses and other professional fees incurred by the Securityholder Agent in connection with the performance of such person’s duties hereunder shall be reimbursed from the Escrow Fund upon written request pursuant to Section 5 hereof; provided, however, that such expenses shall be paid from the Escrow Fund after all allowed claims shall have been paid or sufficient amounts thereof have been set aside. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Escrow Participants.

(b) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Escrow Participants on whose behalf the Escrow Amount was contributed to the Escrow Fund shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

(c) A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Escrow Participants for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Escrow Participants, and the Escrow Agent and Parent may rely upon any such written decision, consent or instruction of the Securityholder Agent as being the decision, consent or instruction of each every such Escrow Participant. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, consent or instruction of the Securityholder Agent.

11. Escrow Agent’s Duties.

(a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Escrow Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

(b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder.

(d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.

(e) In performing any duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any written instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent’s duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement.

(f) If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of this Escrow Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Escrow Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Escrow Agreement.

(g) Parent and the Surviving Corporation agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Escrow Agreement, including, but not limited to, any litigation arising from this Escrow Agreement or involving its subject matter; provided, however, that in the event the Securityholder Agent shall be the Non-Prevailing Party in connection with any claim or action initiated by a Escrow Participant or Escrow Participants, then Parent and the Surviving Corporation (1) shall jointly and severally indemnify and hold Escrow Agent harmless and (2) shall have a right to reimbursement from the Escrow Fund, or if the amounts available therein are insufficient, from such Escrow Participant or Escrow Participants, in an amount equal to all amounts paid by the Parent or the Surviving Corporation to the Escrow Agent for the indemnification of the Escrow Agent to the full extent provided by this paragraph.

(h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Escrow Agreement.

(i) All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent pursuant to the Schedule of Fees as set forth on Schedule D hereof and amended from time to time by the mutual consent of Escrow Agent and Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Escrow Agreement. In the event that the conditions of this Escrow Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Escrow Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorneys’ fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

12. Payment of Taxes. The Escrow Participants shall be treated as the owner of the Escrow Fund for all tax purposes while and to the extent that the Escrow Fund is held by the Escrow Agent. The Escrow Agent shall furnish such information to the other parties hereto as shall be requested in writing for tax preparation purposes by such parties.

13. Termination.

(a) Unless extended in writing by the parties hereto, the escrow provided for in this Escrow Agreement shall expire on the later of (i) the Expiration Date and (ii) the final resolution of, and the final disbursement of funds to satisfy, any and all Pending Claims (the “Termination Date”); provided that from and after the Expiration Date, such indemnification obligations shall survive only to the extent of such Pending Claims pursuant to Section 6.

(b) Promptly following the Termination Date and upon receipt of instructions from the Parent and the Securityholder Agent, the Escrow Agent shall, to the extent funds are available therefor in the Escrow Fund and in the following order of priority:

(i) withhold funds in the Escrow Fund in sufficient amount, or to the extent funds are available therefor, to satisfy the maximum amount of Losses estimated by the Parent in its written instructions relating to any and all Pending Claims;

(ii) reimburse the fees and expenses incurred by the Securityholder Agent pursuant to Section 10(a) hereof; and

(iii) distribute any funds remaining after the allocations and distributions provided for in clause (i) above to the Escrow Participants in accordance with their proportionate interests in the Escrow Fund, as shown on Schedule A hereto.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given or delivered (a) on the date thereof if delivered personally (b) the next business day if delivered by overnight courier, (c) three business days after being mailed by registered or certified mail (return receipt requested) first class mail, postage prepaid or (d) on the date thereof if sent by telecopy (if confirmation of complete transmission is received and a confirming copy is sent by mail), to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

(i) if to Parent or Merger Sub, to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:    Chief Executive Officer

Telephone:    (408) 734-5600

Facsimile:    (408) 734-0546

with a copy to:

Artisan Components, Inc.

141 Caspian Court

Sunnyvale, California 94089-1013

Attention:    General Counsel

Telephone:    (408) 734-5600

Facsimile:    (408) 734-0546

and

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

Attention:    Robert P. Latta, Esq.

Julia Reigel, Esq.

Telephone:    (650) 493-9300

Facsimile:    (650) 845-5000

(ii) if to the Company, to:

NurLogic Design, Inc.

5580 Morehouse Drive

San Diego, California 92121

Attention:    William R. Peavey

Telephone:    (858) 455-7570

Facsimile:    (858) 455-1083

with a copy to:

Stradling Yocca Carlson & Rauth

600 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention:    C. Craig Carlson, Esq.

Telephone:    (949) 725-4125

Facsimile:    (949) 823-5125

(iii) if to the Securityholder Agent:

William R. Peavey

NurLogic Design, Inc.

5580 Morehouse Drive

San Diego, CA 92121

Telephone:    858-455-7570

Facsimile:    858-455-1083

(iv) if to the Escrow Agent:

U.S. Bank, N.A.

One California Street, Suite 2550

San Francisco, CA 94111

Attention:    Ann Gadsby

Telephone:    415-273-4532

Facsimile:    415-273-4591

15. Nonassignability. Notwithstanding anything to the contrary contained herein, neither the Escrow Amount nor any beneficial interest therein may be sold, assigned or otherwise transferred, including by operation of law, by any Escrow Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Escrow Participant. Any such attempted transfer in violation of this Section shall be null and void.

16. Successors and Assigns. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of the Parent and its respective successors and assigns, the Escrow Agent and its successors, the Escrow Participants and their respective successors and assigns and the Securityholder Agent and such agent’s successors.

17. Entire Agreement. This Escrow Agreement (a) among the parties and the Escrow Agent and (b) together with the Reorganization Agreement among the parties other than the Escrow Agent with respect to the subject matter of this Escrow Agreement, constitutes the entire agreement of the parties hereto and supersedes all prior or concurrent arrangements or understandings with respect thereto. The parties other than the Escrow Agent hereby acknowledge and agree that the

Escrow Agent’s duties and obligations hereunder are limited, and that the Escrow Agent shall have no duties or obligations except as clearly specified herein, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent, nor shall the Escrow Agent have any responsibility for the enforcement of the obligations of any parties hereto.

18. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

19. Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

20. Governing Law. This Escrow Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to its choice of law provisions).

21. Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

22. Jurisdiction. All parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties have executed or caused this Escrow Agreement to be duly executed as of the day and year first above written.

NURLOGIC DESIGN, INC. a California corporation		ARTISAN COMPONENTS, INC. a Delaware corporation

By:		By:
	William Peavey Chief Executive Officer		Mark R. Templeton President and Chief Executive Officer

SECURITYHOLDER AGENT:		VENICE ACQUISITION CORP. a Delaware corporation

By:		By:
	William Peavey		Mark R. Templeton President and Chief Executive Officer

U.S. BANK, N.A.:

By:		By:
Ann Gadsby, Vice President

[Signature Page To Escrow Agreement]

SCHEDULE A

CLOSING DATE PAYMENT SCHEDULE

SCHEDULE B

PARENT AUTHORIZED OFFICERS

Name and Title	Signature

Mark R. Templeton President and Chief Executive Officer

Joy E. Leo Vice President, Finance and Administration, Chief Financial Officer and Secretary

SCHEDULE C

SECURITYHOLDER AGENT

Name and Title	Signature

William R. Peavey

SCHEDULE D

ESCROW AGENT FEE SCHEDULE